Exhibit B

                         ASSET PURCHASE AGREEMENT

                          dated December 30, 1994

                                   among

                       INTELLIGENT ELECTRONICS, INC.

                           THE FUTURE NOW, INC.

                     PREMIUM COMPUTER CORPORATE CENTER

                 ENTRE COMPUTER CENTERS OF NEW YORK, INC.

                   THE FUTURE NOW OF MASSACHUSETTS, INC.

                                    and

                 ENTRE COMPUTER CENTERS OF VIRGINIA, INC.







                        [Covering California Sites]

                             TABLE OF CONTENTS
                              -----------------
                                                                       Page

ARTICLE I - Definitions . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE II - Purchase and Sale of Assets. . . . . . . . . . . . . . . .   1

     Section 2.1.  Transfer of Assets; Assumption of
                   Assumed Liabilities. . . . . . . . . . . . . . . . .   1
     Section 2.2.  Management Agreement . . . . . . . . . . . . . . . .   2

ARTICLE III - Purchase Price. . . . . . . . . . . . . . . . . . . . . .   2

     Section 3.1.  Purchase Price . . . . . . . . . . . . . . . . . . .   2
     Section 3.2.  Nonassumed Liabilities . . . . . . . . . . . . . . .   3

ARTICLE IV - Closing. . . . . . . . . . . . . . . . . . . . . . . . . .   3

     Section 4.1.  The Closing Date . . . . . . . . . . . . . . . . . .   3
     Section 4.2.  Certificates, Instruments of Transfer,
                   Etc. . . . . . . . . . . . . . . . . . . . . . . . .   3

ARTICLE V - Representations and Warranties. . . . . . . . . . . . . . .   7

     Section 5.1.  Representations and Warranties of
                   Shareholder and Sellers. . . . . . . . . . . . . . .   7
     Section 5.2.  Representations and Warranties of Buyer. . . . . . .  20

ARTICLE VI - Conditions Precedent to Obligations
             of Buyer, Shareholder and Sellers. . . . . . . . . . . . .  21

     Section 6.1.  Conditions Precedent to Obligation of
                   Buyer. . . . . . . . . . . . . . . . . . . . . . . .  21
     Section 6.2.  Conditions Precedent to Obligations of
                   Shareholder and Sellers. . . . . . . . . . . . . . .  26

ARTICLE VII - Documents to be Delivered on Closing Date . . . . . . . .  29

     Section 7.1.  Documents to be Delivered by Shareholder
                   and Sellers on Closing Date. . . . . . . . . . . . .  29
     Section 7.2.  Documents to be Delivered by Buyer on
                   Closing Date . . . . . . . . . . . . . . . . . . . .  31

ARTICLE VIII - Further Covenants and Agreements
               of Shareholder, Sellers and Buyer. . . . . . . . . . . .  31

     Section 8.1.  Further Covenants and Agreements of
                   Shareholders and Sellers . . . . . . . . . . . . . .  31
     Section 8.2.  Consents to Assignments; Permits . . . . . . . . . .  40
     Section 8.3.  Mutual Covenants . . . . . . . . . . . . . . . . . .  41
     Section 8.4.  Survival of Representations and
                   Warranties; Indemnities. . . . . . . . . . . . . . .  43
     Section 8.5.  Allocations of Purchase Price. . . . . . . . . . . .  48
     Section 8.6.  Inventory  . . . . . . . . . . . . . . . . . . . . .  48

ARTICLE IX - Miscellaneous. . . . . . . . . . . . . . . . . . . . . . .  50

     Section 9.1.  Expenses . . . . . . . . . . . . . . . . . . . . . .  50
     Section 9.2.  Termination. . . . . . . . . . . . . . . . . . . . .  51
     Section 9.3.  Benefit; Assignment. . . . . . . . . . . . . . . . .  51
     Section 9.4.  Governing Law; Bulk Sales Laws . . . . . . . . . . .  51
     Section 9.5.  Breach; Failure of Condition . . . . . . . . . . . .  51
     Section 9.6.  Notices. . . . . . . . . . . . . . . . . . . . . . .  51
     Section 9.7.  Materiality; Exhibits. . . . . . . . . . . . . . . .  52
     Section 9.8.  Headings . . . . . . . . . . . . . . . . . . . . . .  53
     Section 9.9.  Counterparts . . . . . . . . . . . . . . . . . . . .  53
     Section 9.10. Entire Agreement . . . . . . . . . . . . . . . . . .  53
     Section 9.11. Waiver; Amendment; Modification. . . . . . . . . . .  53
     Section 9.12. Severability . . . . . . . . . . . . . . . . . . . .  53

APPENDIX A. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

Exhibit A-1 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62

Exhibit A-3 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66

          ASSET PURCHASE AGREEMENT dated December 30, 1994 (this "Agreement"), by and among INTELLIGENT ELECTRONICS, INC., a Pennsylvania corporation ("Buyer"), THE FUTURE NOW, INC., an Ohio corporation ("Shareholder"), PREMIUM COMPUTER CORPORATE CENTER, a California corporation ("Premium"), ENTRE COMPUTER CENTERS OF NEW YORK, INC., a New York corporation ("ENTRE New York"), THE FUTURE NOW OF MASSACHUSETTS, INC., a Massachusetts corporation ("FNM"), and ENTRE COMPUTER CENTERS OF VIRGINIA, INC., a Virginia corporation ("ENTRE Virginia") (Premium, ENTRE New York, FNM and ENTRE Virginia are each referred to herein as "Seller" and collectively as "Sellers"; and Sellers and Shareholder are sometimes collectively referred to herein as "Seller Parties").

          WHEREAS, Sellers wish to sell to Buyer and Buyer wishes to purchase from Sellers, certain properties, rights and assets of Sellers, and Buyer wishes to assume certain liabilities of Seller, on the terms and conditions described herein.

          NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and agreements herein contained, the parties hereto agree as follows:

                                 ARTICLE I

                                Definitions
                                -----------
          For the purposes hereof, capitalized terms used herein shall have the respective meanings assigned to them in Appendix A hereto or elsewhere herein. References in this Agreement to articles, sections, paragraphs, clauses and exhibits are to articles, sections, paragraphs, clauses and exhibits in or to this Agreement unless otherwise indicated.

                                ARTICLE II

                        Purchase and Sale of Assets
                        ---------------------------
          Section 2.1. Transfer of Assets; Assumption of Assumed Liabilities. Subject to the terms and conditions of this Agreement, on the Closing Date: (a) Shareholder and Sellers shall, subject to Section 8.2, sell, convey, assign, deliver and transfer to Buyer all of Shareholder's and Sellers' rights, title and interest in, to and under (i) the Assigned Agreements, (ii) the Receivables, (iii) the Purchased Inventory, (iv) the Other Property and (v) all Qualified Documents not theretofore delivered to Buyer, in the case of each of (i), (ii), (iii), (iv) and (v) as the same may exist at the Closing Date, and (b) Buyer will undertake, assume and agree to perform and otherwise pay, satisfy and discharge, in accordance with their respective terms, the Assigned Agreements.

          Section 2.2. Management Agreement. In the event that Buyer exercises its right to assign this Agreement with respect to all of the Branches to a third party, other than to one or more direct or indirect subsidiaries of Buyer, prior to the Closing pursuant to Section 9.3 hereof (a "Pre-Closing Assignment"), the Management Agreement shall not become effective and execution and delivery of the Management Agreement shall thereupon cease to be a condition to the obligations of the parties hereunder to consummate the transactions contemplated hereby. In the event of a Pre-Closing Assignment, the paragraphs contained in Exhibit A-3 hereto shall be deemed to have automatically replaced in their entirety each of the paragraphs contained in Section 8.1(b) hereof. In the event that the Closing occurs and a Pre-Closing Assignment has not occurred, Buyer and Shareholder will execute and deliver the Management Agreement at the Closing unless the Management Agreement has previously been executed and delivered at the closing held pursuant to the Basic Purchase Agreement. As used in this Section 2.2 and elsewhere in this Agreement, the term "subsidiary" shall have the meaning assigned to it in Appendix A.

                                ARTICLE III

                              Purchase Price
                              --------------
          Section 3.1.  Purchase Price.

               (a) In consideration of the sale and transfer of the Purchased Assets and subject to the terms and conditions of this Agreement, on the Closing Date, Buyer shall (i) pay the Purchase Price in an amount equal to the Asset Price by wire transfer(s) as provided in paragraph (b) below, and (ii) assume the Assumed Liabilities. Notwithstanding the foregoing, Buyer may withhold $1,200,000 from its payment of the Purchase Price until Buyer and Shareholder have agreed to the inventory that constitutes Purchased Inventory pursuant to Section 8.6, whereupon Buyer shall pay such withheld sum to Shareholder (subject to reduction as and to the extent provided in Section 8.6).

               (b) On or prior to the Closing Date, Shareholder shall deliver to Buyer a list of those creditors of Seller Parties to which Buyer shall pay, for the benefit of Seller Parties, the Purchase Price and Shareholder and Sellers shall specify in such list the amount of the Purchase Price that should be paid by Buyer to each such creditor.

          Section 3.2. Nonassumed Liabilities. Buyer will not assume or become liable to pay, perform, satisfy or discharge any obligation or liability of Shareholder or Sellers, whether arising before, on or after the Closing Date, other than the Assumed Liabilities, and Shareholder and Sellers will jointly and severally remain obligated to pay, perform, satisfy and discharge all such obligations and liabilities which do not constitute Assumed Liabilities.

                                ARTICLE IV

                                  Closing
                                  -------
          Section 4.1. The Closing Date. The purchase and sale provided for in this Agreement (the "Closing") shall take place at the offices of Buyer's counsel on the day which is the second business day after the day on which the last of the conditions set forth in Article VI hereof is fulfilled or waived, or such other time, date or place as Sellers, Shareholder and Buyer may mutually agree (the "Closing Date"); provided that in no event shall the Closing take place prior to February 1, 1995 without Buyer's consent.

          Section 4.2.  Certificates, Instruments of Transfer, Etc.

               (a) Shareholder and each of Sellers agree that the sale and transfer of the Purchased Assets shall be made by the bills of sale, assignments and other instruments of transfer referred to in Section 7.1.

               (b) Buyer, Shareholder and each of Sellers agree to use reasonable efforts to minimize sales, use, transfer and similar transaction Taxes, if any, payable in connection with the transactions contemplated by this Agreement, provided that such efforts shall not expose any of such parties to any additional cost or risk. Sellers and Shareholder, jointly and severally, agree to pay one hundred percent (100%) of any such Taxes.

               (c) (i) At the Closing, Shareholder and Sellers shall transfer all of their right, title and interest in and to, and any authority they may have over, the separate lock-box(es) established for each Branch with PNC Bank Ohio, N.A. (the "Bank"), and shall give instructions to the Bank that all collections on account of Receivables shall be the sole property of Buyer until an aggregate of $23,000,000 on account of Receivables (as defined in this Agreement) and Receivables (as defined in the Basic Purchase Agreement) has been collected. In connection with, and in furtherance of, such transfer and the giving of such instructions, Shareholder and Sellers shall execute such additional authorizations as shall be necessary to ensure that any checks mailed to the lock-boxes for deposit may be immediately deposited therein for credit in accordance with the Bank's standard arrangement for crediting deposits into said lock-boxes while owned by Shareholder and Sellers. In order to further assure Buyer's right to receive an aggregate of $23,000,000 of collections on account of Receivables (as defined in this Agreement) and Receivables (as defined in the Basic Purchase Agreement), Shareholder and Sellers will obtain and deliver to Buyer, at or prior to the Closing, from any third party to which any of them has granted a security interest in any Receivables or which otherwise purports to hold a security interest in or lien on any Receivables, an agreement releasing such security interest or lien and agreeing that in the event any collections of Receivables are, notwithstanding the foregoing, commingled with other funds of Shareholder or Sellers, Buyer will have a prior right to all funds of Shareholder and Sellers (whether then on hand or thereafter obtained) up to the amount of collections on account of Receivables so commingled. In the event that Shareholder and Sellers have remitted to Buyer less than $3,450,000 on account of collection of Receivables on or prior to the ninetieth (90th) day following the Closing Date (or, in the event that Buyer collects Receivables pursuant to paragraph (ii) below, the amount collected by Buyer on account of Receivables on or prior to such ninetieth (90th) day is less than $3,450,000), Shareholder will pay to Buyer the difference in cash no later than the fifth business day following such ninetieth (90th) day. In the event that Shareholder and Seller have remitted to Buyer less than $4,600,000 on account of collection of Receivables on or prior to the one hundred and twentieth (120th) day following the Closing Date (or, in the event that Buyer collects Receivables pursuant to paragraph (ii) below, the amount collected by Buyer on account of Receivables on or prior to such one hundred and twentieth (120th) day is less than $4,600,000), Shareholder will pay to Buyer the difference in cash no later than the fifth business day following such one hundred and twentieth (120th) day. Upon receipt by Buyer of an aggregate of $23,000,000 of collections on account of Receivables (as defined in this Agreement) and Receivables (as defined in the Basic Purchase Agreement), Buyer shall: (i) make available to Shareholder any returned products, the sale of which had given rise to Receivables, and (ii) pay to Shareholder, as and when additional amounts are collected on account of Receivables, the amount of such collections.
In order to effectuate the foregoing with respect to the then uncollected Receivables, Buyer shall instruct the Bank to pay over to Sellers amounts deposited into the lock-boxes that constitute payments on account of (but only on account of) such Receivables. At any time, Shareholder shall have the right to pay Buyer an amount equal to the difference between $23,000,000 and the aggregate amount of collections on account of Receivables (as defined in this Agreement) and Receivables (as defined in the Basic Purchase Agreement) which have theretofore been remitted to Buyer, whereupon (as provided in the preceding sentence) Buyer will assign over to Sellers (in accordance with their interests therein, as specified by Shareholder) all of its right, title and interest in and to the then uncollected Receivables. Until such time as $23,000,000 of collections on account of Receivables (as defined in this Agreement) and Receivables (as defined in the Basic Purchase Agreement) have been remitted to Buyer, Shareholder and Buyer shall each be entitled to receive from Bank, on a daily basis, remittance advice from the Bank with respect to the Receivables and, if available, an updated list of Receivables detailing amounts collected on account thereof. References in this Section 4.2(c) to "Receivables" shall mean Receivables outstanding as of the Closing Date. The dollar amounts referenced in this Section 4.2(c) shall be proportionately reduced in the event of a reduction in the Purchase Price pursuant to the proviso in Section 6.1(m). For example, if the certificate delivered pursuant to Section 6.1(m) reflects outstanding receivables on the Closing Date in an aggregate face amount (net of reserves determined in accordance with generally accepted accounting principles) of $2,600,000, and the Purchase Price and Asset Price are reduced by $2,000,000, then references in this Section 4.2(c) to $4,600,000 shall be changed to $2,600,000 and references in this Section 4.2(c) to $3,450,000 shall be changed to $1,950,000.

                   (ii) In the event that the Management Agreement is not executed and delivered at Closing because of the occurrence of a Pre-Closing Assignment or in the event that the Management Agreement terminates for any reason after it has been executed and delivered, and Buyer elects to collect the Receivables, Shareholder and Sellers will use their best efforts to facilitate collection of the Receivables by Buyer, rather than by Shareholder and Sellers. Without limiting the generality of the foregoing, in order to facilitate the transition of collection responsibility to Buyer while protecting Buyer's ownership interests in the Receivables, Shareholder and Sellers agree that should they receive any collections on account of Receivables, such collections shall be immediately remitted to Buyer and until so remitted shall be deposited solely in the applicable lock-box referenced in clause (i) above. Should any such collections, notwithstanding the foregoing, be commingled with other funds of Shareholder or Sellers, Buyer will, as provided in clause
(i) above, have a prior right to all funds of Shareholder and Sellers up to the amount of collections on account of receivables so commingled. Buyer will endeavor to collect the then uncollected Receivables using the same degree of diligence and prudence which it would use in the collection of its own accounts receivable, and will remit to Shareholder any amounts collected on account of the Receivables after Buyer has received an aggregate of $23,000,000 of collections on account of the Receivables.

                  (iii) Payments made by account obligors under Receivables and under accounts receivable arising after the Closing Date ("Post-Closing Receivable") shall be applied against invoices in accordance with the designation of the applicable account obligor. In the event an account obligor under Receivables and under Post-Closing Receivables has not designated the invoice against which its payment was intended to be applied, each of Buyer and Shareholder shall have the right to request the account obligor to designate the invoice against which its payment was intended to be applied or provide evidence to the other as to such intention.

               (d) From and after the Closing Date, Buyer shall have the sole right to compromise, settle and obtain the release of all claims and liabilities related to the Assigned Agreements and, except as otherwise specifically provided in the Management Agreement if the Management Agreement is executed and delivered by Buyer and Shareholder, to open all mail and packages and receive all communications and deliveries addressed to Shareholder or any Seller at any of the Sites.

               (e) For so long as the Management Agreement remains in effect, Shareholder and Sellers will notify each of their current and future secured and unsecured creditors holding claims aggregating in excess of $10,000 that assets at the Sites are the property of Buyer and that Shareholder and Sellers have no ownership interest in such assets. To fulfill the foregoing obligation, Shareholder may arrange with a fulfillment house to provide such notice to creditors on a quarterly basis, and Buyer shall, upon receipt of appropriate invoices, pay the customary charges of such fulfillment house in providing the foregoing notices to creditors.

               (f) At the Closing, Shareholder and Sellers will either transfer to Buyer their rights in each of the depository accounts established in connection with the day-to-day operations of the Business (but Shareholder and Sellers may retain all monies then in such accounts) or terminate such accounts.

                                 ARTICLE V

                      Representations and Warranties
                      ------------------------------
          Section 5.1. Representations and Warranties of Shareholder and Sellers. Shareholder and Sellers, jointly and severally, represent and warrant to Buyer as follows (and, whenever a representation and warranty is made to the knowledge of Shareholder and Sellers, such representation and warranty shall be deemed to have been made based on both the actual knowledge of Shareholder and Sellers and on the knowledge which Shareholder and Sellers would have acquired had they conducted a reasonable inquiry of the subject matter of the representation and warranty):

               (a) Organization; Good Standing. Shareholder and each Seller is a corporation duly organized, validly existing and in good standing under the laws of the State or Commonwealth of its incorporation and has the corporate power and authority to own or lease its properties and to conduct its business as currently conducted. Shareholder and each Seller is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or license necessary, except in such jurisdictions where the failure to be so qualified or licensed would not have a material adverse effect on the Business. Shareholder has informed Buyer that although ENTRE New York has qualified to do business in New York, Shareholder has not qualified to do business in such state, but such information shall not be construed to enlarge the scope of the exception in the preceding sentence.

               (b) Corporate Authorization. The execution, delivery and performance by Shareholder and each Seller of this Agreement, the Management Agreement, the Assumption Agreement, and the bills of sale, assignments and other instruments of transfer referred to in this Agreement to which it is a party have been authorized and approved by all requisite corporate action on the part of Shareholder and each Seller, and no other corporate approval or authorization is required on the part of Shareholder or any Seller, any trustee, any party to the Borrowing Arrangements (except as have been or will be obtained on or prior to the Closing Date) or any other person by law or otherwise in order to make this Agreement, the Management Agreement, the Assumption Agreement, and the bills of sale, assignments and other instruments of transfer referred to in this Agreement the valid and binding obligations of Shareholder and each Seller enforceable in accordance with their respective terms (subject to the receipt of required consents to assignments of the Assigned Agreements and by any party to the Borrowing Arrangements), except as enforcement thereof may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights in general or by general principles of equity. No action or approval by, or consent or vote of, all or any percentage of the holders of common stock of Shareholder is required to authorize Shareholder to enter into this Agreement or to consummate the transactions contemplated hereby. Shareholder has or will authorize each Seller to enter this Agreement and to consummate the transactions contemplated hereby. Shareholder is the owner, directly or indirectly, of 100% of the capital shares of each Seller free and clear of any Encumbrance except under the Borrowing Arrangements.

               (c)  Purchased Assets; Business.

                    (1) Exhibit 5.1(c)(1) is an accurate list of each Business Agreement (other than purchase orders and invoices open as of the date hereof from customers and clients for the purchase of products or services from the Business). True and complete copies of the Business Agreements (including any side agreements, letters or other instruments constituting amendments or modifications thereof), other than purchase orders and invoices open as of the date hereof from customers and clients for the purchase of products or services from the Business have been furnished to Buyer. Without limiting the generality of any other representation and warranty made herein, those Business Agreements which have not been identified on Exhibit 5.1(c)(1), whether considered individually or in the aggregate, are on commercially reasonable terms and have been entered into by Shareholder and Sellers in the ordinary course of business, consistent with past practice, and those agreements which are entered into by Shareholder or a Seller after the date hereof and prior to Closing, pursuant to which products or services will be provided by or to the Business, will, whether considered individually or in the aggregate, be on commercially reasonable terms and conditions and will be entered into only in the ordinary course of business, consistent with past practice. Neither Shareholder nor any Seller has entered into any agreement with a third party pursuant to which such third party provides services to more than one Branch or pursuant to which such third party provides services at a Branch and at any other non-Branch location owned or operated by a Seller or Shareholder except for any agreements that do not impose expenses or costs on any of the Branches. Nothing contained herein shall be construed to limit the obligation of Seller Parties to make all payments under all Assigned Agreements for services rendered or products provided to the Business for the period preceding the Closing.

                    (2) Except as set forth on Exhibit 5.1(c)(2)(i), neither Shareholder nor any Seller is in default (and, to Shareholder's and Sellers' knowledge there is no other default and no event which, with notice or lapse of time or both, would constitute a default) under any of the Business Agreements. Each Business Agreement is in full force and effect. Each Seller and Shareholder has the right to assign the Business Agreements to which each is a party, subject to restrictions on assignment contained therein and, with respect to those Business Agreements identified on Exhibit 5.1(c)(1), specifically identified on Exhibit 5.1(c)(2)(ii). Shareholders and Sellers, after a prudent investigation, have no reason to believe that the restrictions on assignments contained in any of the Business Agreements that are not identified on Exhibit 5.1(c)(1) are reasonably likely to adversely impact operation of the Business following acquisition of the Business by Buyer if consents to the assignments of such Business Agreements to Buyer are not obtained. Except for the lien of Taxes not yet due and Encumbrances set forth on Exhibit 5.1(c)(2)(iii), which will be removed by Shareholder or Sellers on or prior to the Closing Date, neither Shareholder nor any Seller has assigned, pledged or encumbered its interest in the Business Agreements to which it is a party. No obligation of Shareholder or any Seller under any Business Agreement is in excess of the normal, ordinary and usual requirements of Shareholder or such Seller or at an excessive price. The Business Agreements (considered individually and in the aggregate) with respect to the Business at each Site do not obligate Shareholder or any Seller to sell or deliver any amount of product or services, which amount is material to such Business individually, at a price which (in the aggregate with all other Business Agreements with any single customer) does not cover the cost (including labor, materials and production overhead) together with the customary profit margin for such product or service in the light of the amount of product or service provided and the type of customer involved. After giving effect to the payment provided for in Section 7.1(j), neither Shareholder nor any of Sellers will have received and retained, as of the Closing Date, any payments for services to be rendered by Buyer to a third party by virtue of Buyer's assumption of obligations under the Assigned Agreements or payments relating to the period after the Closing Date in excess of an aggregate of $50,000 (computed on a cumulative basis with any payments received by a Seller Party under Assigned Agreements, as defined in the Basic Purchase Agreement), and Buyer will become solely entitled to receipt of such payments upon its assumption of Assumed Liabilities. None of the Business Agreements contains any agreement, understanding or relationship arising out of or relating to Shareholder's or any Seller's status as a "small business concern", a "minority-owned business concern" or other similar status. Upon and following the Closing, each of the foregoing representations and warranties relating to Business Agreements shall be automatically deemed to have been made by Shareholder and Sellers with respect to the Assigned Agreements.

                    (3) Shareholder's and each Seller's interest in each Site is a valid and subsisting leasehold interest in such Site pursuant to the Lease thereof, and each such Lease affords the tenant thereunder the legal right to occupy the Site leased thereby as of the date hereof and the Closing Date in accordance with the terms thereof. The Leases are valid and enforceable by Sellers and Shareholder. Sellers and Shareholder have performed, and will continue to perform through Closing, all the obligations required to be performed by them under the Leases and possess and quietly enjoy the premises under the Leases, and Sellers and Shareholder have no knowledge that such premises are subject to any Encumbrances, easements, rights of way, building or use restrictions, exceptions, reservations or limitations that interfere with or impair the present and continued use thereof in the usual and normal conduct of the Business. Neither Sellers nor Shareholder have received notice of violation of any applicable zoning regulation, ordinance or other law, order, regulation or requirement relating to the operations of such leased properties, and neither any of Sellers nor Shareholder knows of any such violation. Neither any of Sellers nor Shareholder has received notice of any pending or threatened condemnation proceedings relating to any of the properties that are the subject of the Leases and, so far as known to Sellers or Shareholder, there are no such pending or threatened proceedings. The structures, tangible properties and equipment owned, operated or leased by Sellers or Shareholder (as lessor or as lessee) in connection with the Business are used and useable by Sellers and Shareholder in the present conduct of the Business and generate the revenues set forth on the financial statements delivered to Buyer pursuant to this Agreement.

                    (4) Shareholder and each Seller has good and marketable title to the Purchased Assets owned or leased by it, free and clear of all Encumbrances (other than any Encumbrance identified on Exhibit 5.1(c)(4), all of which will be removed or terminated on or prior to the Closing Date), subject to the rights of personal property lessors and software licensors. In addition, at the Closing Date, all of the Purchased Assets will be free and clear of all third party claims which do not constitute Encumbrances other than any such third party claims (collectively, "TP Claims") which result from conduct of the Business in the ordinary course, none of which, whether considered individually or in the aggregate, will have a material adverse effect on the Business if resolved adversely to the Business. As of the date hereof, the face amount of Receivables outstanding not more than 75 days from the earlier of the shipment or the date of the invoice or other instrument giving rise thereto, less applicable reserves determined in accordance with generally accepted accounting principles, is not less than $4,600,000. As of the Closing Date, the face amount of Receivables outstanding not more than 75 days from the earlier of the shipment or the date of the invoice or other instrument giving rise thereto, less applicable reserves determined in accordance with generally accepted accounting principles, will be not less than $4,600,000. Each of the Receivables arose in the ordinary course of the Business and constitutes a valid right to payment for goods sold and leased or services rendered and creates a valid claim against the account debtor with respect thereto. Shareholder and Sellers have no reason to believe that at least $4,600,000 will not be collected on account of Receivables outstanding on the Closing Date in accordance with the terms of the invoices giving rise to such Receivables at the aggregate gross recorded amounts thereof. Shareholder and Sellers have not provided any extended or unusual terms with respect to any Receivables, which are material with respect to the Business at any Site individually. There are no defenses or rights to set-off available to any account debtor with respect to any Receivable. Neither Shareholder nor any Seller has received notice from account debtors with respect to Receivables that such account debtors intend to return products that are the subject of a Receivable, which in the aggregate with respect to the Business at any Site, exceed two times the average monthly product returns at the Business at such Site during calendar year 1994. Substantially all of the Furnishings are in good working condition, ordinary wear and tear excepted.

                    (5) Exhibit 5.1(c)(5) sets forth the nature of the operations at each Branch, lists the Inventory attributable to each Branch as of December 16, 1994 and Receivables attributable to each Branch as of November 30, 1994 and lists the Furnishings attributable to each Branch as of November 30, 1994.

                    (6) Except as indicated on Exhibit 5.1(c)(6), the Purchased Assets constitute all of the assets and business (including rights under contracts and permits) of Shareholder and Sellers used by Shareholder or Sellers in or necessary to conduct the Business of Shareholder and each such Seller at each Site (subject to Section 8.2 and other than any Inventory that will not constitute Purchased Inventory). To the knowledge of Shareholder and Sellers, the aggregate fair market value of the Furnishings is not less than $600,000. Buyer acknowledges that neither Shareholder nor any Seller has received an appraisal of such value.

                    (7) Exhibit 5.1(c)(7) identifies the trade names under which the Business at each Branch is conducted.

                    (8) Exhibit 5.1(c)(8) identifies the lock-box that has been established for each Branch, and no other lock-box or similar collection mechanism has been established in connection with the collection of Receivables.

               (d) Litigation. Except as set forth in Exhibit 5.1(d), there is no litigation, action, suit, tax audit, proceeding or investigation pending or, to Shareholder's or Sellers' knowledge, threatened with respect to the Business of each Seller, any of the Purchased Assets or any of the transactions contemplated hereby before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any other entity or person (including non-governmental entities and persons), which, if adversely determined, could reasonably be expected to have a material adverse impact upon the Purchased Assets taken as a whole or the conduct by Buyer after the Closing Date of a business at the Sites substantially similar to the Business of each Seller except as disclosed to Buyer in writing. Neither Sellers nor Shareholder is in default with respect to any order, writ, injunction or decree of any court or Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality which, if not cured, could reasonably be expected to have a material adverse impact upon the Purchased Assets taken as a whole or the conduct by Buyer after the Closing Date of a business at the Sites substantially similar to the Business of each Seller.

               (e) No Conflict. Except as set forth in Exhibit 5.1(e), the execution, delivery and performance by Shareholder and each Seller of this Agreement, the Management Agreement, the Assumption Agreement, and the bills of sale, assignments and other instruments of transfer referred to in this Agreement, compliance by Shareholder and each Seller with the provisions of this Agreement and the consummation by Shareholder and each Seller of the transactions contemplated hereby: (i) will not violate in any material respect any provision of applicable law to which Shareholder or any Seller is subject; (ii) will not conflict with any provision of the Certificate of Incorporation or Code of Regulations or By-laws of Shareholder or any Seller or conflict with or constitute a default (or, to Shareholder's and Sellers' knowledge, are not events which, with notice or lapse of time or both, would constitute a default) in any material respect under, or result in the termination of, or accelerate the performance required by any of the terms, conditions or provisions of any contract, agreement or other instrument binding on Shareholder or Sellers, including without limitation the Borrowing Arrangements; (iii) will not result in the creation of any Encumbrance upon any of the Purchased Assets; (iv) do not require the consent or approval of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, except for compliance with the requirements of the HSR Act and any filings under state laws required in connection with the conveyance of the vehicles; and (v) do not violate any order, writ, injunction, decree, arbitral award, statute, rule or regulation applicable to either Shareholder or any Seller, to any of the Purchased Assets or to the Business, violation of which could reasonably be expected to have a material adverse impact upon Buyer or the conduct by Buyer after the Closing Date of a business at the Sites substantially similar to the Business.

               (f) Financial Statements; Books and Records; No Material Adverse Change. Shareholder has delivered to Buyer copies of (i) Shareholder's consolidated financial statements (including statements of income, stockholders' equity and cash flows and a balance sheet) for Shareholder for the fiscal years ended December 31, 1991, 1992 and 1993, audited and certified by an independent certified public accountant and
(ii) the unaudited statements of profits and losses with respect to each Site for the year ended December 31, 1993 and for the nine-month period ended September 30, 1994. Such audited and unaudited financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved except as set forth in the notes thereto, and fairly present, in all material respects, the financial condition of Shareholder as at said dates and for the periods then ended. The unaudited statements are true and correct in all material respects and fairly reflect the profits and losses and business and operations of each Site as of September 30, 1994 and for the nine months then ended. The books of account of Shareholder and Sellers with respect to the Business fairly reflect in all material respects all transactions of Shareholder and Sellers and other matters required to be reflected therein consistent with the financial statements referred to above. Exhibit 5.1(f)(i) sets forth a true and correct backlog report for the Business attributable to each Branch as of December 3, 1994. Exhibit 5.1(f)(ii) sets forth a list of all deferred revenue and prepayments for products or services received by Shareholder and Sellers on account of the Business at each Branch as of October 31, 1994. Exhibit 5.1(f)(iii) sets forth a true and correct operating expense register for each Branch for the three-month period ended June 30, 1994 and for the three-month period ended September 30, 1994. Between September 30, 1994 and the date hereof, Shareholder and Sellers have not incurred expenses relating to the Business of a kind or in an amount inconsistent with the kind and amount of expenses reflected in the operating expense register set forth in Exhibit 5.1(f)(iii).

               (g) Taxes. Each of Shareholder, each Seller, their subsidiaries and affiliates, or an affiliated, combined or unitary group of which any such corporation is or was a member, as the case may be (individually an "Affiliate" of Shareholder or any Seller and collectively, Shareholder's or any Seller's "Affiliates"), has, with respect to each Site and, with respect to Shareholder and its consolidated subsidiaries, in all material respects: (i) correctly prepared and timely filed all returns, declarations, reports estimates, information returns and statements ("Returns") required to be filed or sent by or with respect to them in respect of any Taxes; (ii) timely and properly paid all Taxes that are due and payable except those on appeal or those that are being protested in good faith; (iii) established on their books and records reserves that are adequate for the payment of all Taxes not yet due and payable; and (iv) complied in all respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and have timely and properly withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under all applicable laws. There are no liens for Taxes upon the assets of Shareholder or any Seller or any of their Affiliates except liens for Taxes not yet due. Neither Shareholder, any Seller nor any of their Affiliates is a party to any agreement providing for the allocation, sharing or indemnification of Taxes. Except as disclosed on Exhibit 5.1(g), neither Shareholder nor any of Sellers has any knowledge of any current or potential federal, state or local audits with respect to Taxes at any Site; provided, however, that such "knowledge" shall not be construed to require Shareholder or Sellers to inquire of any taxing authorities as to the existence of current or potential audits. Exhibit 5.1(g) also lists the dates of the last state and local audits with respect to Taxes at each Site.

               (h) No Brokers. Neither Shareholder nor any Seller has made contact or had any dealings with or entered into, and will not enter into, any agreement, arrangement or understanding with any broker, leasing agent, finder or similar person or entity with respect to this Agreement and the transactions contemplated hereby which will result in the obligation of Buyer to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

               (i)  Environmental Compliance.

                    (i) Notwithstanding anything in this Agreement to the contrary, all of Seller Parties' representations and warranties pertaining to or relating to Hazardous Substances, Environmental Laws (as such terms are defined below) and other environmental matters are contained solely and exclusively in this Section 5.1(i) and are limited in all respects to the Sites. Neither Shareholder nor any Seller has been notified that it is in violation, or alleged to be in violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws"), which violation would have a material adverse effect on the business, assets or financial condition of Shareholder or any Seller or the Business.

                   (ii) Neither Shareholder nor any Seller has received written notice from any third party, including without limitation any federal, state or local governmental authority, (a) that Shareholder or any Seller has been identified by the United States Environmental Protection
Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300
Appendix B (1986); (b) that any hazardous waste, as defined by 42  U.S.C.
Section 6903(5), any hazardous substances, as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant, as defined by 42 U.S.C. Section 9601(33), and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which either Shareholder or any Seller has generated, transported or disposed of has been released at any site at which a federal, state or local agency has conducted or has ordered that Shareholder or any Seller conduct a remedial investigation, removal or other response action pursuant to any Environmental Law or have named Shareholder or any Seller as a potentially responsible party or are seeking contribution from Shareholder or any Seller; or (c) that Shareholder or any Seller is or shall be named as a defendant in or to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances ever in, on or from property of Seller Parties.

                  (iii) To the knowledge of Shareholder and each Seller, to the extent such activities would have a material adverse effect on the business, assets or financial condition of Shareholder or any Seller: (A) no portion of the property of Shareholder or any Seller has been used by Seller Parties for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental
Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of any of the Sites; (B) in the course of any activities conducted by Shareholder or Sellers, no Hazardous Substances have been generated or are being used on the property except in accordance with applicable Environmental Laws; (C) there have been no releases (i.e., any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from Seller Parties' property, which releases would have a material adverse effect on the value of any of the property or, with respect to any such releases from Seller Parties' property, adjacent properties or the environment; and (D) any Hazardous Wastes, as defined by 42 U.S.C. Section 6903(5), if any, that have been generated by Seller Parties on their property have been transported off site only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of Shareholder's and each of Sellers' knowledge, operating in material compliance with such permits and applicable Environmental Laws.

               (j) Insurance. Shareholder and Sellers maintain and have in full force and effect the insurance policies covering the Purchased Assets and the Business that are set forth on Exhibit 5.1(j). Copies of the insurance policies covering the Purchased Assets and the Business have been provided to Buyer.

               (k)  Intellectual Property; Confidentiality Agreements.

                    (1) Except for Intellectual Properties that are proprietary to Buyer or that are identified on Exhibit 5.1(k)(1), Shareholder and Sellers use no Intellectual Properties in the Business.

                    (2) Exhibit 5.1(k)(2)(i) contains a copy of the form of confidentiality agreement which substantially all employees of Seller Parties execute when they become employees.

               (l) Client List; Product Suppliers. Exhibit 5.1(l)(i) sets forth true, complete and accurate lists of the 20 largest customers or clients (in terms of net revenues) and the five largest suppliers of product with respect to each Branch during the 21 month period ended December 15, 1994. Except as disclosed on Exhibit 5.1(l)(i), none of such clients, customers or suppliers of Shareholder or any Seller, with respect to any Branch, has provided notice to Shareholder or any Seller of its intention to terminate its relationship with Shareholder or such Seller or to substantially reduce the amount of business it provides to Shareholder or such Seller. Except as disclosed on Exhibit 5.1(l)(i), neither Shareholder nor any Seller has knowledge of any plan of any client, customer or supplier to do so. In addition, except as disclosed on Exhibit 5.1(l)(ii), Shareholder and Sellers have no knowledge of any current disputes with any customers or clients doing business with respect to the Business at any Branch (and, for purposes of the foregoing provision, "knowledge" shall be construed as actual knowledge) except for routine disputes that have arisen in the ordinary course of business, none of which, whether considered individually or in the aggregate with others, is reasonably likely to have a material adverse effect on the Business.
Exhibit 5.1(l)(iii) sets forth true, correct and complete lists of each customer or client of Shareholder and Sellers with respect to the Business at each Branch who or which had aggregate purchases from July 1, 1993 through December 31, 1993 in excess of $50,000 or who or which had aggregate purchases during the eleven-month period ended December 3, 1994 in excess of $91,600 (individually, a "Significant Customer"). Exhibit 5.1(l)(iii) also identifies the annual aggregate volume of purchases of each such customer or client identified thereon in respect of each such year or period.

               (m) Absence of Certain Changes or Events. Since December 31, 1993, except as disclosed in Exhibits to this Agreement or in filings made by Shareholder prior to the date hereof under the Securities and Exchange Act of 1934, as amended, each of which filings is identified in the response to Item 4 of the "Notification and Report Form for Certain Mergers and Acquisitions (16 C.F.R. Part 803-Appendix)" dated November 18, 1994 filed by Shareholder with the Federal Trade Commission pursuant to the HSR Act, there has not been any:

                    (i) change in the financial condition, assets, liabilities, earnings or business of Sellers or Shareholder, with respect to the Sites or the Business, except for changes which have been in the ordinary course of business and which have not, individually or in the aggregate, been materially adverse to Sellers or Shareholder with respect to any Branch;

                   (ii) significant labor trouble, or any material controversies or material unsettled grievances threatened between Sellers or Shareholder, on the one hand, and any employee of any Seller or Shareholder or a collective bargaining organization representing or seeking to represent any such employee, on the other hand;

                  (iii) mortgage, pledge or subjection to any Encumbrance of any of Shareholder's assets (relating to the Sites or the Business) or Sellers' assets, except the lien of Taxes not yet due and payable;

                   (iv) sale, assignment or transfer of any assets of Sellers or Shareholder that are material, singly or in the aggregate, to the Business other than in the ordinary course;

                    (v) waiver of any rights of substantial value to Shareholder (with respect to the Sites or the Business) or Sellers whether or not in the ordinary course of business;

                   (vi) cancellation or termination by Shareholder (with respect to the Sites or the Business) or Sellers of any material contract, agreement or other instrument to which Shareholder or any of Sellers is or was a party other than those listed on Exhibit 5.1(l)(i);

                  (vii) liability incurred by Shareholder (with respect to the Sites or the Business) or any Seller except liabilities incurred in the ordinary course of business;

                 (viii) capital expenditure or the incurring of any liability therefor with respect to any aspect of the Business except as reflected in the unaudited financial statements delivered to Buyer pursuant to Section 5.1(f).

                   (ix) borrowing of money or guaranteeing of any indebtedness of others by Shareholder (in respect of or relating to the Sites or the Business) or any Seller;

                    (x) lending of any money or otherwise pledging the credit of Shareholder (with respect to the Sites or the Business) or any Seller;

                   (xi) failure to conduct the Business in the ordinary course;

                  (xii) change in the method of accounting or accounting practice of Shareholder (with respect to the Sites or the Business) or any Seller;

                 (xiii) loss of services of any employee of any Seller or Shareholder that is or are material, individually or in the aggregate, to the conduct of the Business of a Branch;

                  (xiv) material cancellation by any supplier, customer or contractor with respect to the Business;

                   (xv) extraordinary item of loss (as defined in Opinion No. 30 of the Accounting Principles of Board of the American Institute of Certified Public Accountants) with respect to or relating to the Sites or the Business; or

                  (xvi) agreement by Sellers or Shareholders to do any of the foregoing.

               (n) Compliance with Laws. Sellers and Shareholder have complied in all material respects with all applicable statutes, regulations, orders, ordinances and other laws of the United States of America, all state, local and foreign governments and other governmental bodies and authorities, and agencies of any of the foregoing relating to the Business to which they are subject and any undertakings of Sellers and Shareholder to any of the foregoing. Sellers and Shareholder have not received any notice to the effect that, or otherwise been advised that, they are not in compliance with any of such statutes, regulations and orders, ordinances, other laws or undertakings, and neither Sellers nor Shareholder have any reason to anticipate that any presently existing circumstances are likely to result in violations of any such regulations which could reasonably be expected, in any one case or in the aggregate, to cause a material loss to the business or otherwise have a material adverse effect on the Business. To the best of Sellers' and Shareholder's knowledge, there is not presently pending any proceeding, hearing or investigation with respect to the adoption of amendments or modifications to existing laws or ordinances, regulations or restrictions which, if adopted, would reasonably be expected to materially adversely affect the present Business.

               (o) Transactions with Certain Persons. Except as disclosed in Exhibit 5.1(o) hereto, no stockholder, officer, director or employee of Shareholder or any Seller or member of his immediate family is presently a party to any transaction with Shareholder or any Seller relating to the Business that is not an arm's length market-priced transaction, including, without limitation, any contract, agreement or other arrangement (i) providing for the furnishing of services by, (ii) providing for the rental of real or personal property from, or (iii) otherwise requiring payments to (other than services as officers, directors or employees) any such person or corporation, partnership, trust or other entity in which any such person has a substantial interest as a shareholder, officer, director, trustee or partner.

               (p) Employees. Exhibit 5.1(p) is a true, correct and complete list of all employees of Shareholder or any of the Sellers at each of the Sites (prepared on a Site-by-Site basis) as of November 25, 1994.

               (q) Disclosure. As of the date of this Agreement, the representations of the Shareholder and Sellers in this Agreement or in any schedule, exhibit, or other documents delivered or made available for inspection pursuant hereto (taken together) do not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements included therein or herein, in the light of the circumstances in which they are made, not misleading.

          Section 5.2. Representations and Warranties of Buyer. Buyer represents and warrants to Shareholder and Sellers as follows (and, whenever a representation and warranty is made to the knowledge of Buyer, such representation and warranty shall be deemed to have been made based on both actual knowledge of Buyer and on the knowledge which Buyer would have acquired had it conducted a reasonable inquiry of the subject matter of the representation and warranty):

               (a) Organization; Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has corporate power and authority to own or lease its properties and to conduct its business as currently conducted.

               (b) Corporate Authorization. The execution, delivery and performance by Buyer of this Agreement, the Management Agreement and the Assumption Agreement have been authorized and approved by all requisite corporate action, and no other corporate approval or authorization is required on the part of Buyer or its shareholders in order to make this Agreement, the Management Agreement and the Assumption Agreement the valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights in general or by general principles of equity.

               (c) No Conflict. The execution, delivery and performance by Buyer of this Agreement, the Management Agreement and the Assumption Agreement, compliance by Buyer with the provisions of this Agreement, and the consummation by Buyer of the transactions contemplated hereby (i) will not violate in any material respect any provision of applicable law to which Buyer is subject, (ii) will not conflict with any provision of the Certificate of Incorporation or By-laws of Buyer or conflict with or constitute a default (or, to its knowledge, an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by any of the terms, conditions or provisions of any contract, agreement or other instrument binding on Buyer, which conflict, default, termination or acceleration would have a material adverse impact upon Shareholder or Sellers, (iii) except for compliance with the requirements of the HSR Act, does not require the consent or approval of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, and (iv) does not violate any order, writ, injunction, decree, arbitral award, statute, rule or regulation applicable to Buyer, violation of which would have a material adverse impact upon Shareholder or Sellers.

               (d) No Brokers. Buyer has not made contact or had any dealings with or entered into, and will not enter into, any agreement, arrangement or understanding with any broker, leasing agent, finder or similar person or entity with respect to this Agreement and the transactions contemplated hereby which will result in the obligation of Shareholder or Sellers to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

                                ARTICLE VI

                    Conditions Precedent to Obligations
                     of Buyer, Shareholder and Sellers
                     ---------------------------------
          Section 6.1. Conditions Precedent to Obligation of Buyer. The obligation of Buyer to consummate the transaction contemplated by this Agreement shall be subject to the fulfillment, or the waiver by Buyer, on or prior to the Closing Date, of the following conditions:

               (a) Compliance with Covenants. All the terms, covenants, agreements and conditions of this Agreement to be complied with and performed by Shareholder and Sellers on or prior to the Closing Date (including without limitation all of their obligations and agreements in Section 4.2(c) hereof) shall have been duly complied with and performed in all material respects.

               (b) Representations and Warranties. The representations and warranties of Shareholder and Sellers contained in this Agreement shall be true and correct as of the date made and, in addition, shall be deemed to have been made again on and as of the Closing Date and shall then be true and correct, and on the Closing Date, Shareholder and Sellers shall have delivered to Buyer a certificate to such effect.

               (c) Delivery of Closing Documents. Shareholder and Sellers shall have delivered to Buyer on or prior to the Closing Date all the documents required to be delivered pursuant to Section 7.1.

               (d) Opinion of Counsel for Shareholders and Sellers. Buyer shall have received an opinion of Norma Skoog, Esquire, general counsel of Shareholder and Sellers, dated the Closing Date and addressed to Buyer, in form and substance satisfactory to Buyer, to the effect that:

                    (i) Shareholder and each Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has the corporate power to carry on the business of Shareholder and each Seller, as applicable, as it is being conducted, except that Shareholder has not qualified to do business as a foreign corporation in the State of New York, but the lack of such qualification has no material adverse effect on the Business;

                   (ii) Shareholder and each Seller has full corporate power and authority to enter into this Agreement, the Management Agreement, the Assumption Agreement and the bills of sale, assignments and other instruments of transfer referred to in this Agreement to which it is a party and to consummate the transactions contemplated hereby, and all corporate and other proceedings required to be taken by or on the part of Shareholder and each Seller to authorize it to enter into this Agreement, the Management Agreement, the Assumption Agreement and the bills of sale, assignments and other instruments of transfer referred to in this Agreement and to consummate the transactions contemplated hereby have been duly and property taken;

                  (iii) This Agreement, the Management Agreement, the Assumption Agreement, the bills of sale, assignments and other instruments of transfer delivered by Shareholders and Sellers pursuant to Section 7.1 to which Shareholder and Sellers is or are a party have been duly executed and delivered by Shareholder or Sellers, as appropriate, and each constitutes a legal, valid and binding obligation of Shareholder and Sellers, as the case may be, enforceable in accordance with its respective terms;

                   (iv) The execution, delivery and performance by Shareholder and Sellers of the agreements and instruments referred to in paragraph (iii) above to which Shareholder and Sellers is or are a party,
(A) will not conflict with or violate any provision of any applicable law, rule or regulation or any order, writ, injunction or decree known to such counsel, (B) will not conflict with any provision of the Certificate of Incorporation or Code of Regulations or By-laws of Shareholder or any Seller and, to the knowledge of such counsel, will not conflict with or result in the breach of any term or provision of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any of the Purchased Assets pursuant to, any indenture, mortgage, lease, agreement or other instrument to which Shareholder or any Seller is a party or by which it is bound (except as otherwise disclosed herein), (C) do not require the consent or approval of all or any percentage of the shareholders of Shareholder, and (D) do not require the consent or approval of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality (except for compliance with the HSR Act); and

                    (v) To the knowledge of such counsel, there is no action, suit or proceeding pending or threatened in any Federal, state, municipal or other court, agency or other governmental body seeking to restrain or prohibit the consummation of the transactions contemplated hereby, except as described in such opinion;

and as to such other matters as Buyer may reasonably request. Such opinion may be limited by its terms to the laws of the United States of America and the State of Ohio and may be given subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors' rights generally and be limited to the extent that enforcement may be affected by the availability of equitable remedies or the applicability of principles of equity. No opinion need be given with respect to the bulk sales laws of any jurisdiction. Whenever the foregoing opinion is qualified by "knowledge," such knowledge shall be deemed to be both actual knowledge of such counsel and the knowledge which such counsel would have acquired had such counsel conducted a reasonable inquiry of the subject matter.

               (e) Litigation. As of the Closing Date, there shall not be in effect any judgment, order, injunction or decree of any court of competent jurisdiction, the effect of which is to prohibit or restrain the consummation of the transactions contemplated by this Agreement.

               (f) No Material Adverse Effect. (i) There shall not have been any material adverse change, and neither Shareholder nor any Seller shall know of any fact, circumstance, event, occurrence, contingency or condition which might reasonably be expected to result in any such change, in the Purchased Assets or the Business from that set forth in the unaudited financial statements for the nine-month period ended
September 30, 1994, except as and to the extent disclosed in the filings made by Shareholder under the Securities Exchange Act of 1934, as amended, which were filed prior to the date hereof and which are specifically identified in the response to Item 4 of the filing identified in Section 5.1(m) hereof, and there shall not have been a material adverse change in the business or operations of Shareholder or any Seller at any Site; (ii) other than in the ordinary course of business and at prices and on terms consistent with the past practice of Shareholder and Sellers, Shareholder and Sellers shall have made no disposition of, or otherwise removed, any portion of the Purchased Assets from the Sites; and (iii) the Business shall have been operated in all material respects only in the ordinary course of business and consistent with the past practice of Shareholder and Sellers.

               (g) No Change in Law. There shall not have been any action, or any statute enacted, by any government or agency thereof which would render the parties unable to consummate the transactions contemplated herein or make the transactions contemplated herein illegal or prohibit or restrict the consummation of the transactions contemplated herein. In the case of failure of the condition set forth in this Section 6.1(g), Shareholder and Sellers shall deliver to Buyer an opinion of counsel to such effect, which opinion shall be reasonably acceptable to Buyer.

               (h) Approvals and Consents. Consents to assignment of the Leases and other Assigned Agreements listed on Exhibit 6.1(h) shall have been obtained by Shareholder and/or Sellers. Each consent to assignment with respect to each Lease and each other Assigned Agreement listed on
Exhibit 6.1(h) shall also state (i) that such Lease or other Assigned Agreement has not been amended, modified or supplemented (except as disclosed on Exhibit 5.1(c)(1)) and is in full force and effect on the Closing Date, (ii) the date to which payments under such Lease or other Assigned Agreement listed on Exhibit 6.1(h) has been made and an acknowledgment that Buyer shall have no liability thereunder for matters accrued or relating to periods of time on or prior to the Closing Date,
(iii) that there is no default or event which, with notice or the passing of time or both, would constitute a default existing under such Lease or other Assigned Agreement listed on Exhibit 6.1(h) and (iv) that there are no setoffs, defenses or counterclaims against enforcement of the obligations to be performed under such Lease or other Assigned Agreement in favor of the party executing such consent.

               (i) HSR Act. Any applicable waiting period under the HSR Act shall have expired or been terminated.

               (j) Release of Borrowing Arrangements and Other Liens. The lien of the Borrowing Arrangements and of any other Encumbrance on the Purchased Assets shall have been released and executed instruments of release and termination statements satisfactory to Buyer (including, without limitation, the agreements pertaining to release of security interests and related matters required by Section 4.2(c)) shall have been delivered to Buyer.

               (k) Purchase Orders and Invoices. All purchase orders and invoices from customers and clients for the purchase of products or services from the Business and that constitute Assigned Agreements shall be reasonably satisfactory to Buyer; provided that the representations and warranties of Seller Parties relating to Assigned Agreements shall in no way be diminished by virtue of the satisfaction or waiver by Buyer of this condition.

               (l) Inventory Segregation. Shareholder shall have advised Buyer in writing that the segregation of inventory pursuant to Section 8.6 will be completed by the opening of the first business day following the Closing Date.

               (m) Receivables Certification. The certificate delivered by the Chairman of the Board or President of Shareholder pursuant to
Section 7.1(b) shall also certify that the aggregate face amount of Receivables outstanding on the Closing Date not more than 75 days from the earlier of the date of the shipment or the date of the invoice or other instrument giving rise thereto, less applicable reserves determined in accordance with generally accepted accounting principles, is not less than $4,600,000; provided, however, that if such certificate reflects such outstanding Receivables on the Closing Date in an aggregate face amount (net of reserves determined in accordance with generally accepted accounting principles) less than $4,600,000, Buyer shall have the right to reduce the Purchase Price by a dollar amount equal to the dollar amount of such shortfall.

               (n) Lock-Box Agreements. Buyer shall have entered into lock-box agreements with the Bank on terms and conditions acceptable to Buyer with respect to the lock-boxes referred to in Section 4.2(c).

               (o) Closing under Basic Purchase Agreement. The closing under the Basic Purchase Agreement shall have previously or contemporaneously occurred.

               (p) Absence of Certain Actions; Receipt of Certain Confirmations. No bankruptcy, reorganization, arrangement or insolvency proceedings or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors shall have been instituted by or against any of the Seller Parties, and no custodian, trustee or receiver shall have been appointed for any of the Seller Parties.

          Section 6.2. Conditions Precedent to Obligations of Shareholder and Sellers. The obligations of Shareholder and Sellers to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver by Shareholder, on or prior to the Closing Date, of the following conditions:

               (a) Compliance With Covenants. All the terms, covenants, agreements and conditions of this Agreement to be complied with and performed by Buyer on or prior to the Closing Date shall have been duly complied with and performed in all material respects.

               (b) Representations and Warranties. The representations and warranties of Buyer contained in this Agreement shall be true and correct as of the date made and, in addition, shall be deemed to have been made again on and as of the Closing Date and shall then be true and correct, and on the Closing Date, Buyer shall have delivered to Shareholder and Sellers a certificate to such effect.

               (c) Delivery of Closing Documents. Buyer shall have delivered to Shareholder and Sellers on or prior to the Closing Date all the documents required to be delivered pursuant to Section 7.2.

               (d) Opinion of Counsel for Buyer. Shareholder shall have received an opinion of counsel for Buyer dated the Closing Date and addressed to Shareholder and Sellers, and in form and substance satisfactory to Shareholder, to the effect that:

                    (i) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has corporate power to carry on the business of Buyer as it is being conducted;

                   (ii) Buyer has full corporate power and authority to enter into each of this Agreement, the Management Agreement and the Assumption Agreement and to consummate the transactions contemplated hereby, and all corporate and other proceedings required to be taken by or on the part of Buyer to authorize it to enter into each of this Agreement, the Management Agreement and the Assumption Agreement and to consummate the transactions contemplated hereby have been duly and properly taken;

                  (iii) Each of this Agreement, the Management Agreement and the Assumption Agreement has been duly executed and delivered by Buyer and each constitutes a legal, valid and binding obligation of Buyer, enforceable in accordance with its respective terms; and

                   (iv) The execution, delivery and performance by Buyer of this Agreement, the Management Agreement and the Assumption Agreement,
(A) will not conflict with or violate any provision of any applicable law, rule or regulation or any order, writ, injunction or decree known to such counsel, (B) will not conflict with any provision of the Certificate of Incorporation or By-laws of Buyer and, to the knowledge of such counsel, will not conflict with or result in a breach of any term or provision of, or constitute a default under, any indenture, mortgage, lease, agreement or other instrument to which Buyer is a party or by which it is bound (except as otherwise disclosed), (C) do not require the consent or approval of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality (except for compliance with the HSR Act) and (D) do not require the approval or consent of Buyer's shareholders;

                    (v) To the knowledge of such counsel, there is no action, suit or proceeding pending or threatened in any Federal, state, municipal or other court, agency or other governmental body seeking to restrain or prohibit the consummation of the transactions contemplated hereby, except as described in such opinion;

and as to such other matters as Shareholder and Sellers may reasonably request. Such opinion may be limited by its terms to the laws of the United States of American and the Commonwealth of Pennsylvania and may be given subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors' rights generally and be limited to the extent that enforcement may be affected by the availability of equitable remedies or the applicability of principles of equity. No opinion need be given with respect to the bulk sales laws of any jurisdiction. Whenever the foregoing opinion is qualified by "knowledge," such knowledge shall be deemed to be both actual knowledge of such counsel and the knowledge such counsel would have acquired had such counsel conducted a reasonable inquiry of the subject matter.

               (e) Consideration. The Purchase Price shall have been paid to Sellers in accordance with Section 3.1.

               (f) Litigation. As of the Closing Date, there shall not be in effect any judgment, order, injunction or decree of any court of competent jurisdiction, the effect of which is to prohibit or restrain the consummation of the transactions contemplated by this Agreement.

               (g) No Change in Law. There shall not have been any action, or any statute enacted, by any government or agency thereof which would render the parties unable to consummate the transactions contemplated herein or make the transactions contemplated herein illegal or prohibit or restrict the consummation of the transactions contemplated herein. In the case of failure of the condition set forth in this Section 6.2(g), Buyer shall deliver to Shareholder and Sellers an opinion of counsel to such effect, which opinion shall be reasonably acceptable to Shareholder.

               (h) HSR Act. Any applicable waiting period under the HSR Act shall have expired or been terminated.

                                ARTICLE VII

                 Documents to be Delivered on Closing Date
                 -----------------------------------------
          Section 7.1. Documents to be Delivered by Shareholder and Sellers on Closing Date. On the Closing Date, Shareholder and Sellers shall deliver to Buyer, in form and substance reasonably satisfactory to Buyer and its counsel:

               (a) Conditions Precedent. The documents, agreements and instruments referred to in Section 6.1 as conditions precedent to the obligations of Buyer, and, if a Pre-Closing Assignment has not occurred, a copy of the Management Agreement executed by Shareholder.

               (b) Officer's Certificates. Certificates signed by the Chairman of the Board or President of Shareholder and the Vice President and Treasurer of each Seller to the effect set forth in Section 6.1(b) and stating that the conditions set forth in Section 6.1 have been satisfied, and that Shareholder and each Seller have complied with each of their covenants and agreements contained in this Agreement.

               (c) Bills of Sale. Bills of sale, assignments and other instruments of transfer duly executed by the Sellers and Shareholder conveying the Purchased Assets on the Closing Date to Buyer.

               (d) Assumption Agreement. The Assumption Agreement duly executed by Seller.

               (e) Further Instruments. Such further instruments of assignment, conveyance or transfer or other instruments covering the Purchased Assets or any part thereof, and such further instruments with respect to the transactions contemplated hereby, as Buyer may reasonably request.

               (f) Schedule of Receivables. A schedule of the Receivables attributable to each Branch together with a statement of the aggregate amount of the Sellers' reserve for doubtful accounts, as of the close of business on the second business day prior to the Closing Date. Said schedule of Receivables shall be attached to (or separately delivered in connection with) the certificate of the Chairman of the Board or President of Shareholder to be delivered pursuant to Section 6.1(m) and Section 7.1(b) and shall be updated to be as of the Closing Date within two business days following the Closing Date.

               (g) Satisfaction or Certain 1994 Tax Liabilities. Evidence of payment of all calendar year 1994 unemployment, payroll, sales, use and similar Tax liabilities of Shareholder and Sellers with respect to the Business to the extent payable on or prior to the Closing Date and copies of all documents filed in accordance with Section 8.1(h).

               (h) Termination Statements and Financing Statements; Notices to Creditors. UCC-3 termination statements terminating security interests in the Purchased Assets and UCC-1 financing statements covering the Receivables, Purchased Inventory and Other Property and identifying Buyer as the secured party and Seller Parties as the debtors (such UCC-1 financing statements to be delivered and filed for notice purposes). In furtherance of the agreement of Shareholder and Sellers in Section 4.2(e), arrangements with a fulfillment house on terms reasonably satisfactory to Buyer shall be in effect relating to notices to secured and unsecured creditors holding claims aggregating in excess of $10,000 to the effect that assets at the Sites are the property of Buyer and that Shareholder and Sellers have no ownership interest in such assets.

               (i) Termination of Certain Franchise Agreements. Agreements pursuant to which Shareholder and Sellers (as applicable), as franchisees, and RND, Inc., a wholly-owned subsidiary of Buyer, as franchisor, terminate the franchise agreements (or applicable addenda to franchise agreements) applicable to the Business and each Site; provided, however, that the termination agreements shall not release Buyer, Shareholder and Sellers from any unpaid or undischarged liabilities or obligations they may have under such agreements as of the termination date thereof; and provided further that the termination agreements shall not restrict Shareholder from performing its obligations under, and in accordance with, the Management Agreement.

               (j) Adjustments Under Assigned Agreements. Payment in an amount equal to the excess of (1) the aggregate amount of payments Shareholder and any Sellers shall have received under the Assigned Agreements (i) on account of services to be rendered by Buyer to any third parties by virtue of Buyer's assumption of obligations under the Assigned Agreements or (ii) relating to the period after the Closing Date over (2) $50,000; provided that the foregoing $50,000 threshold shall be reduced dollar for dollar by the amount of any payments retained by Shareholder or any Seller pursuant to Section 7.1(j) of the Basic Purchase Agreement on account the $50,000 threshold contained therein, together with a schedule, certified by the Chief Financial Officer of Shareholder as to the components of such aggregate amount.

               (k) Employees. A list of all employees of Shareholder or any of the Sellers at each of the Sites (prepared on a Site-by-Site basis) as of a date within ten business days prior to the Closing Date.

          Section 7.2. Documents to be Delivered by Buyer on Closing Date. On the Closing Date, Buyer shall deliver to Shareholder and Seller, in form and substance reasonably satisfactory to Shareholder and Seller and their counsel:

               (a) Conditions Precedent. The payments, documents, agreements and instruments referred to in Section 6.2 as conditions precedent to the obligations of Shareholder and Sellers, and, if a Pre-Closing Assignment has not occurred, a copy of the Management Agreement executed by Buyer.

               (b) Officer's Certificate. A certificate signed by the President of Buyer to the effect set forth in Section 6.2(b) and stating that the conditions set forth in Section 6.2 have been satisfied, and that Buyer has complied with each of its covenants and agreements contained in this Agreement.

               (c) Assumption Agreement. The Assumption Agreement duly executed by Buyer.

               (d) Further Instruments. Such further instruments with respect to the transactions contemplated hereby, including instruments of assumption, as Shareholder may reasonably request.

                               ARTICLE VIII

                     Further Covenants and Agreements
                     of Shareholder, Sellers and Buyer
                     ---------------------------------
          Section 8.1. Further Covenants and Agreements of Shareholders and Sellers.

               (a) Conduct of Business Pending Closing. From and after the date of this Agreement to and including the Closing Date, Shareholder and each Seller:

                    (i) will maintain the Other Property and not remove any Other Property from the Sites, except in the ordinary course of business, and at prices and on terms consistent with past practices;

                   (ii) will perform, in all material respects, its obligations under the Business Agreements and Assigned Agreements;

                  (iii) will conduct the Business only in the ordinary course, consistent with past practice, and, without limiting the generality of the foregoing, will not incur any expenses relating to the Business of a kind or in an amount inconsistent with the kind and amount of expenses reflected in the operating expense register contained in Exhibit 5.1(f)(iii);

                    (iv) will not do, or cause to be done, anything which is represented or warranted not to have been done in this Agreement, except as otherwise expressly permitted herein;

                    (v) will not (A) fail to comply in any material respect with any laws, ordinances, regulations or other governmental restrictions applicable in any respect to the business or any of the Purchased Assets, (B) grant any powers of attorney to act for the Business after the Closing Date, (C) mortgage or pledge or otherwise encumber any of the Purchased Assets except as required under the Borrowing Arrangements,
(D) cancel or terminate any contract, agreement or other instrument material to the Business, other than contracts, agreements and other instruments that are not Purchased Assets unless Shareholder or Sellers are otherwise obligated to maintain them in effect, (E) engage in or enter into any material transaction with respect to the Business of any nature not expressly provided for herein or (F) amend, modify or supplement any Business Agreement or Assigned Agreement or grant any unusual or extended terms with respect to any purchase order or invoice; and

                   (vi) will from and after the date hereof to and including the Closing Date (A) take such action as may reasonably be necessary to preserve the Purchased Assets, wherever located, (B) maintain inventory of the kinds and in the quantities maintained in the ordinary course of the Business, (C) maintain its books and records in a manner consistent with past practices and promptly advise Buyer in writing of any material adverse change in the condition (financial or otherwise) of the Purchased Assets or the Business, (D) maintain in full force and effect the insurance policies set forth in Exhibit 5.1(j) (or policies providing substantially the same coverage, copies of which will be made available to Buyer) and (E) use its best efforts to preserve the organization of the Business intact and continue its operations at its present levels, and to preserve the goodwill of Shareholder's and Sellers' suppliers, customers, creditors and others having business relations with Shareholder and Sellers in connection with the Business.

               (b)  Non-Competition; Non-Solicitation; Certain Other
Matters.

                    (i) From and after the Closing Date to and including the first anniversary of the date of termination of the Management Agreement with respect to any Branch: neither Shareholder, any Seller nor any Affiliate or subsidiary of Shareholder or any Seller will (i) directly or indirectly engage in any capacity in a business that is substantially similar to the Business in the Business Area of such Branch or (ii) take any action or omit to take any action which can reasonably be expected to divert any business from any such Branch. In addition, at all times after the Closing Date until the first anniversary of the date of termination of the Management Agreement with respect to any Branch, neither Shareholder, any Seller nor any Affiliate or subsidiary of Shareholder or any Seller will conduct business within the Business Area of such Branch under any trade names or trademarks currently or previously used by any of them in the Business Area of such Branch. The foregoing restrictions shall not be construed to restrict Shareholder from performing its obligations under, and in accordance with, the Management Agreement. Until the later of (i) the first anniversary of the termination of the Management Agreement in respect of a Branch and (ii) the date on which Buyer has sold such Branch to an unrelated third party, Buyer will have the right to operate each Branch under the trade names currently owned and used by Seller Parties in the operation of such Branch.

                   (ii) From and after the Closing Date to and including the date on which Buyer transfers ownership of all of the Branches to an unaffiliated third party, Shareholder will promptly notify Buyer (but only if Buyer is Intelligent Electronics, Inc. or one or more direct or indirect subsidiaries of Intelligent Electronics, Inc.), upon the request of Buyer, of any agreement or transaction it or any of its subsidiaries has entered into with a Significant Customer (or affiliate of a Significant Customer) of any of the Branches then owned by Buyer and the nature and value of any such agreement or transaction.

                  (iii) Shareholder hereby confirms that since November 25, 1994, it has not relocated any of the individuals identified on Exhibit 5.1(p) to a different location from the location specified thereon, and agrees that from the date hereof until the date of termination of the Management Agreement: (a) it will not relocate any of such individuals to a different location without Buyer's prior written consent, and (b) it will not permit or require any of such individuals to perform services for Shareholder or Sellers or have responsibilities for Shareholder or Sellers otherwise than in connection with the Management Agreement and operations at the Sites. The confirmation and agreement of Shareholder contained in this clause (iii) shall be applicable only to individuals who are located at one of the Sites and (a) who have sales or customer support responsibilities relating to the Business or (b) whose responsibilities relate solely to the Business. In addition, Shareholder agrees that from and after the date hereof until the date of termination of the Management Agreement, it will not, without Buyer's prior written consent, permit or require any individual (whether or not located at a Site) employed by Shareholder to perform services for Shareholder or Sellers or have responsibilities for Shareholder or Sellers inconsistent with such individual's responsibilities as of November 1, 1994 if his or her responsibilities as of November 1, 1994 were primarily sales-related or customer-support-related in respect of any of the Branches and if any such change in responsibilities would have an adverse effect on customer relations of the Branches or sales efforts of, or for the benefit of, the Branches.

                   (iv) All employees of Shareholder and Sellers as of the Closing Date will remain employees of Shareholder and Sellers as of the Closing Date, and for so long as such employees remain employed by Shareholder or any Seller, Shareholder and Sellers will remain solely responsible for compliance with, and will comply with, all federal, state and local employment laws applicable to the employment of such employees. Nothing in this Agreement, or in any other agreement between the parties, shall be deemed to require Buyer to offer employment to any or all of the employees of Shareholder or Sellers. Sellers and Shareholder shall be solely responsible to provide any notices of layoff, termination or plant closing under any applicable federal, state or local law, regulation or ordinance including but not limited to the Worker Adjustment and Retraining Notification Act.

                    (v) For the duration of the Management Agreement, Buyer will not offer employment to any individual who is an employee of Shareholder or Sellers at any Site covered by the Management Agreement, unless: (a) such employee's employment with Shareholder or a Seller has terminated, (b) Shareholder or a Seller consents to such offer, or (c) either Shareholder or a Seller or Buyer has given notice of termination of
the Management Agreement with respect to such Site.   Buyer will not be a
sponsor of any employee benefit plan provided by Shareholder or any Seller to its employees, and will have no obligation to contribute to any such employee benefit plan, directly or indirectly. In the event notice of termination of the Management Agreement with respect to a Site is provided by either Shareholder or Buyer and Buyer (or the purchaser of such Site from Buyer) has expressed an intention to consider offering employment to employees of Shareholder or a Seller at such Site (either directly or through an affiliate), Shareholder shall:

                         (A)  provide Buyer (or such purchaser) with a
listing of the name, location, title, date of employment, salary, and bonuses of each such employee and use its best efforts to assist Buyer (or such purchaser) in hiring each such employee and will release each such employee from any non-competition agreement executed by such employee to the extent such agreement would, by its terms, restrict such employee's ability to work for Buyer (or such purchaser);

                         (B)  provide Buyer (or such purchaser) with copies
of all employment agreements and collective bargaining agreements covering any of such employees;

                         (C)  disclose to Buyer (or such purchaser) any
pending or threatened charges, complaints, investigations, litigation, grievances which are reasonably likely to have, either individually or in the aggregate, a material adverse effect on the conduct of the operations of the Business, or disputes involving any such employees or former employees at the location, or involving any employee benefit plans covering such employees or former employees;

                         (D)  disclose to Buyer (or such purchaser) any
labor disputes, including but not limited to any union demands or efforts to gain recognition as the bargaining representative of employees of Shareholder and Sellers at any Site, any repeated or continued picketing at any Site, or any repeated or continuing handbilling or other form of concerted labor activity directed to Shareholder or any Seller or their employees at any Site;

                         (E)  as and when requested by Buyer (or such
purchaser), release each such employee from any confidentiality and non-competition agreement between such employee and any Seller Parties or, at Buyer's (or such purchaser's) option, assign such agreements to Buyer (or such purchaser) (but only if such agreements are assignable); provided that Shareholder's release of an employee from its obligations under a confidentiality agreement for the benefit of a Buyer (or such purchaser) who is not Intelligent Electronics, Inc. or one of its subsidiaries shall not extend to any confidential information of Shareholder that a reasonable purchaser of the Business in an arm's-length transaction would not expect the employee to be able to utilize on its behalf following its acquisition of the Business;

                         (F)  disclose to Buyer (or such purchaser) whether
Shareholder or any Seller or any ERISA Affiliate has suffered a "plant closing" or "mass layoff" within the meaning of the Worker Adjustment and Retraining Notification Act;

                         (G)  disclose to Buyer (or such purchaser) any
failure to comply in all material respects with any law, rule, or regulation relating to the employment of such employees, including those relating to wages, hours, terms and conditions of employment, collective bargaining, and the payment of social security and unemployment taxes and the forwarding of income taxes withheld from employees;

                         (H)  provide Buyer (or such purchaser) with copies
of plan documents, plan descriptions, and employee communications, with respect to all employee benefit plans covering any such employees during the twelve-month period prior to such offer of employment;

                         (I)  disclose to Buyer (or such purchaser) whether
any current or former employee is absent on a military leave of absence and eligible for rehire under the terms of the Uniformed Services Employment and Reemployment Rights Act of 1994 and whether any current or former employee is absent on a period of disability or other leave of absence for any other reason, which would, in any case, allow such employee either to obtain restoration of any employee benefit plan contributions or accruals or be reinstated as an employee;

                         (J)  disclose to Buyer (or such purchaser) such
other employment-related information as Buyer may reasonably request, subject to Shareholder's consent, which shall not be unreasonably withheld; and

                         (K)  until the first anniversary of the date of
termination of the Management Agreement, refrain from offering employment to any person to whom Buyer (or such purchaser) or an affiliate of Buyer (or such purchaser) offers employment unless (a) such employee's employment with Buyer (or such purchaser) or an affiliate of Buyer (or such purchaser) terminates or (b) Buyer (or such purchaser) consents to such offer.

          For purposes of this Section, the term "employee benefit plan" means any plan, program or arrangement providing nonqualified or qualified deferred compensation, pension, profit sharing, stock option, stock purchase, group insurance, accident, sickness, medical, dental, disability, vacation pay, severance pay, incentive compensation, consulting agreements, bonus or other employee benefits or fringe benefits, whether or not such plans, programs and arrangements constitute "employee benefit plans" within the meaning of Section 3(3) of ERISA, and whether or not such plans, programs or arrangements are in the nature of formal or informal understandings. As used in this Section, the term "ERISA" means the Employment Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder or with respect thereto, and the term "ERISA Affiliate" means any individual, corporation, or trade or business that is a member of a controlled group of corporations or of a trade or business under common control with Seller, as defined in Section 414(b), (c), (m), or (o) of ERISA.

               (c) Certain Information; Access to Businesses. Shareholder and Sellers will make available to Buyer prior to the Closing Date, upon reasonable notice, any Qualified Documents and such other information as Buyer shall reasonably request, provided that such information (i) relates to the Business and (ii) is available to Shareholder or Sellers. Shareholder and Sellers shall, from the date hereof up to and including the Closing Date, permit Buyer and Buyer's attorneys, accountants, agents and representatives full access to the books, records, business and assets of Shareholder and Sellers (as such relate to the Business) at any reasonable time and in any reasonable manner on reasonable advance notice and in a manner that does not interrupt Shareholder's and Sellers' respective businesses. Buyer shall have the right to meet with customers and suppliers of Shareholder and Sellers with respect to the Sites and Sellers and Shareholder will give Buyer full cooperation with respect thereto; provided, however, that Shareholder and Sellers shall not be obligated to cause such meetings to occur.

               (d) Mutual Cooperation. The parties hereto will cooperate with each other, and will use all reasonable efforts to cause the fulfillment of the conditions to the parties' obligations hereunder and to obtain as promptly as possible all consents, authorizations, orders or approvals from each and every third party, whether private or governmental, required in connection with the transactions contemplated by this Agreement.

               (e) Further Assurances. Sellers and Shareholder will cooperate fully with Buyer in connection with the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, from and after the Closing Date, from time to time, at Buyer's request and without further consideration, Sellers and Shareholder will execute and deliver such other instruments (including powers of attorney to the extent required to collect the Receivables) and take such other action as Buyer may reasonably request to more effectively put Buyer in possession and operating control of all or any part of the Purchased Assets.

               (f)  No Mergers, Consolidations, Sales of Assets, Etc.
Until the earlier of the consummation of the transactions contemplated by this Agreement, the termination date provided in Section 9.2 or, if all of the conditions set forth in Section 6.1 have been satisfied or waived by Buyer, January 15, 1995, neither Sellers nor Shareholder will, directly or indirectly, through employees or agents: (i) enter into agreements relating to the sale or exchange of the capital stock of Shareholder (other than issuances of common stock pursuant to stock option plans of Shareholder or the 401(k) plan of Shareholder in effect on the date hereof or pursuant to conversion of convertible debt, whether or not outstanding on the date hereof) or any Seller, the merger of Shareholder or any Seller with, or the direct or indirect acquisition or disposition of all or any material portion of the assets of Shareholder and its consolidated subsidiaries (other than in the ordinary course of business consistent with past practices), (ii) solicit any prospective purchaser for all or any part of their properties, rights and assets relating to the Sites, other than in the ordinary course of business consistent with their past practices, (iii) hold discussions with any prospective purchaser for all or any part of their properties, rights and assets relating to the Sites, other than in the ordinary course of business consistent with their past practices, (iv) provide any information to any prospective purchaser or an agent of any such prospective purchaser which would facilitate purchase discussions between Seller Parties and any such prospective purchaser or (v) take any action which would reasonably be expected to materially and adversely impact the consummation of the transactions contemplated hereby.

               (g) Shareholder's Financial Statements. Shareholder will deliver to Buyer, promptly after such statements become available, copies of its statements of profits and losses for each Site for each of the months ending after September 30, 1994 and prior to the Closing Date. Such statements shall be prepared on a basis consistent with the unaudited statements delivered pursuant to Section 5.1(f), and shall be true and correct and shall fairly reflect the profits and losses and business operations of each Site as at the date of each such statement. All information in such monthly financial statements shall be separately stated for each Site.

               (h) Taxes. Seller Parties shall take all actions and shall file all estimates or reports related to the state and local Tax requirements of the State of California to insure that Buyer (i) shall not be liable under the laws of such State for the payment of any Taxes as a result of the consummation of the transactions contemplated by this Agreement and (ii) to the extent possible, will not be required to withhold any portion of the Purchase Price. Seller Parties shall also pay all federal, state and local Taxes relating to periods prior to the Closing, but payable after the Closing, as or before such Taxes become due.

               (i) Telephone and Facsimile Numbers. Shareholder and Sellers shall have delivered to Buyer letters from Shareholder and Sellers addressed to the telephone companies providing services to the Business instructing such companies to transfer to Buyer the telephone and fax numbers relating to the Business or shall have agreed in the Management Agreement to effect the foregoing upon termination of the Management Agreement.

               (j)  Availability of Documents for Audit.  Until
December 31, 1997, Shareholder and Sellers agree to make available to Buyer, upon written request of Buyer and at Buyer's expense, all financial and accounting books, work papers and records and to make customary representations and assurances to the auditors, in each case relating to the Purchased Assets and the Sites necessary for the preparation of audited financial statements with respect to the Sites for Buyer's 1991, 1992, 1993, 1994 and 1995 fiscal years by an independent certified public accountant selected by Buyer.

               (k) Access to Purchase Order and Invoice Records. Between the date hereof and the Closing Date, Shareholder and Sellers will provide Buyer and its accountants and representatives with reasonable access to all purchase order invoice files and other records located at the Sites and in Cincinnati, Ohio and facilities for the review and copying of such purchase orders and invoices.

               (l) Update of Backlog Report. On or prior to the second business day following the Closing Date, Shareholder will provide Buyer with a true and correct backlog report for the Business attributable to each Branch as of the Closing Date and on or prior to the third business day following the Closing Date, Shareholder will provide Buyer with a true and correct backlog report as of the first business day after the Closing Date.

          Section 8.2.  Consents to Assignments; Permits.

               (a) Anything in this Agreement or the bills of sale notwithstanding, but without limiting Buyer's rights under Section 6.1, to the extent that any Assigned Agreement to be sold, assigned, transferred or conveyed to Buyer, or any claim, right or benefit arising thereunder or resulting therefrom (the "Interests"), is not capable of being sold, assigned, transferred or conveyed without the approval, consent or waiver of the other party thereto, or any third person (including a government or governmental unit), or if such sale, assignment, transfer or conveyance or attempted sale, assignment, transfer or conveyance would constitute a breach thereof or a violation of any law, decree, order, regulation or other governmental edict, except as expressly otherwise provided herein, this Agreement shall not constitute a sale, assignment, transfer or conveyance thereof, or an attempted sale, assignment, transfer or conveyance thereof. After the Closing, until any Interest has been validly and effectively sold, assigned and transferred to Buyer, Shareholder and Sellers, as the case may be, shall hold such Interest in trust for the sole benefit of Buyer and Buyer shall be entitled to receive all benefits under such Interest and, on the condition that Buyer in fact realizes such benefits, Buyer shall be responsible for the obligations under such Interest to the extent relating to the benefits received.

          Neither Shareholder nor Sellers are obligated to sell, assign, transfer or convey to Buyer any of its rights and obligations in and to any of the Interests without first obtaining all necessary approvals, consents or waivers. Shareholder and Sellers shall use their best efforts, and Buyer shall cooperate with Shareholder and Sellers, to obtain all necessary approvals, consents or waivers, or to resolve any impracticalities of transfer referred to in this Section necessary to sell, assign, transfer and convey to Buyer each such Interest as soon as practicable; provided, however, that neither Shareholder, Sellers nor Buyer shall be obligated to pay any consideration therefor to the third party from whom such approval, consent or waiver is requested or waive or compromise any rights against such third party or commence any litigation or other proceeding against any third party.

               (b) Shareholder and Sellers shall cooperate with Buyer to obtain as of the Closing Date or as promptly thereafter as practicable all permits and licenses required to be obtained on the part of Buyer from any governmental agency with respect to the operation by Buyer of the Purchased Assets or the Business (including, without limitation, environmental and other operating permits). Shareholder and Sellers will assign, transfer or convey to Buyer at the Closing those permits and licenses which can be assigned without having to obtain the consent of any third party with respect thereto, and Shareholder and Sellers will cooperate with Buyer in obtaining any third party consents necessary to the assignment or transfer of any other permits and licenses which are not so assignable or transferable. Subsequent to the Closing, to the extent permitted by law, Shareholder and Sellers shall have the right to cancel any permits or licenses or any bonds, guarantees or undertakings by Shareholder or Sellers that do not constitute Purchased Assets or Assumed Liabilities.

               (c) Buyer and Seller Parties agree that, notwithstanding any other provisions hereof, for so long as the Management Agreement remains in effect, the Agreement dated November 1, 1993, as amended by amendment number one thereto dated May 1, 1994 (the "Becraft Agreement"), between Premium and Becraft Enterprises, Inc. ("Becraft") will not be assigned to Buyer, and Seller Parties shall remain responsible for all commissions payable thereunder that relate to non-Branch sales effected by Becraft, and any commissions payable thereunder relating to Branch sales will constitute a direct expense of the Branch for purposes of the Management Agreement. The computation of "gross profit" for purposes of the 5% threshold in Schedule B to the Becraft Agreement shall be computed with respect to Branch sales only (not Branch and non-Branch sales combined). The Becraft Agreement shall be assigned by Premium to Buyer or its assignee at the termination of the Management Agreement only with the prior consent of Becraft.

               (d) Seller Parties agree not to seek the return of any deposit under a Lease until the earlier of (i) termination of such Lease (together with a release by the landlord of Buyer from any liability under the Lease for the period prior to the Closing) and (ii) the date on which the landlords under each of the Leases has agreed that Buyer shall have no liability thereunder for the period of time preceding the Closing.

          Section 8.3. Mutual Covenants. Shareholder, Sellers and Buyer each agree that:

               (a) Best Efforts to Meet Closing Conditions. Shareholder, Sellers and Buyer shall use their best efforts to cause the conditions precedent set forth in Article VI to be satisfied; provided, however, that neither Shareholder, Sellers nor Buyer shall be obligated to pay any consideration therefor to any third party from whom an approval, consent or waiver is requested or waive or compromise any rights against any third party or commence any litigation or other proceeding against any third party.

               (b) Announcements; Confidentiality. Except as otherwise required by law or order or decree of any court of competent jurisdiction or governmental authority, (i) neither Shareholder, Sellers nor Buyer shall issue any press releases or make any announcement to the public of the transactions contemplated hereby other than jointly or as otherwise agreed by them and (ii) Buyer, Shareholder and Sellers will keep confidential any information not otherwise publicly available which is derived from access to, or investigation or information furnished by, Buyer, Shareholder or Sellers in connection with this Agreement, including the negotiations conducted in connection herewith and all drafts hereof; provided that the foregoing shall not restrict the ability of Buyer to provide to any third party, in connection with a possible sale to such third party of one or more of the Branches, such information as would be reasonably be expected to be disclosed to a prudent buyer in an arm's-length transaction.

               (c) HSR Filing. Buyer, Shareholder and Sellers have each filed pursuant to the HSR Act and shall promptly and diligently provide any additional information required or reasonably requested in order to comply with the requirements of the HSR Act. All filing fees applicable to compliance with the HSR Act in connection with this Agreement shall be shared equally by Buyer and Seller Parties.

               (d) Access to Records. Without limiting rights provided elsewhere herein or in the Management Agreement, Shareholder and Sellers will make available to Buyer and Buyer will make available to Shareholder and Sellers at reasonable times and upon reasonable prior notice on and after the Closing Date, reasonable access to all files, books, records and customer data relating to the Business.

               (e) Changes in Representations and Warranties. Between the date of this Agreement and the Closing Date, neither Sellers nor Shareholder shall permit Sellers to, nor shall Shareholder, enter into any transaction, take any action, or by inaction, permit an event to occur, which would result in any of the representations and warranties of Sellers or Shareholder herein contained not being true and correct at and as of
(i) the time immediately following the occurrence of such transaction or event or (ii) the Closing Date. Each of Sellers and Shareholder shall promptly give written notice to Buyer upon becoming aware of (A) any fact which, if known on the date hereof, would have been required to be set forth or disclosed pursuant to this Agreement, and (B) any impending or threatened breach in any material respect of any of the representations and warranties contained in this Agreement and with respect to the latter shall use all reasonable efforts to remedy same. Between the date of this Agreement and the Closing Date, Buyer shall not enter into any transaction, take any action, or by inaction, permit an event to occur, which would result in any of the representations and warranties of Buyer herein contained not being true and correct at and as of (i) the time immediately following the occurrence of such transaction or event or (ii) the Closing Date. Buyer shall promptly give written notice to Shareholder upon becoming aware of (A) any fact which, if known on the date hereof, would have been required to be set forth or disclosed pursuant to this Agreement, and (B) any impending or threatened breach in any material respect of any of the representations and warranties contained in this Agreement and with respect to the latter shall use all reasonable efforts to remedy same.

          Section 8.4. Survival of Representations and Warranties; Indemnities. (a) All covenants and agreements of the parties made in this Agreement or provided herein shall survive the Closing Date without limit, unless otherwise specifically provided herein. All representations and warranties of the parties made in this Agreement or as provided herein shall survive the Closing Date for a period ending April 30, 1996, notwithstanding any investigation at any time made by or on behalf of the other party; provided, however, that the representations and warranties relating to any Tax shall survive until six months after the applicable statute of limitations (or any extension thereof) has expired (as the case may be, the applicable "Survival Period"), and provided, further, that any representation or warranty which is the subject of a claim or dispute asserted prior to the expiration of the Survival Period shall survive with respect to such claim or dispute until final resolution thereof.

               (b) Shareholder and Sellers, jointly and severally, hereby agree to indemnify and hold Buyer and its shareholders, subsidiaries, officers, directors and other affiliates harmless from and against any and all claims, liabilities, losses, damages or injuries, together with costs and expenses, including reasonable legal fees, arising out of or resulting from (i) any incorrectness in the representations and warranties made by Shareholder or any Seller in this Agreement or the Management Agreement,
(ii) any breach in any material respect by Shareholder or any Seller, unless waived, of any covenant or agreement of Shareholder or any Seller contained in or arising out of this Agreement or the Management Agreement and any claim by a third party that is found by a court of competent jurisdiction to have resulted from the negligence or improper conduct of Shareholder under the Management Agreement, (iii) any liabilities or obligations of or relating to the Business, the Purchased Assets, Shareholder or any Seller that do not constitute Assumed Liabilities (including, without limitation, liabilities or obligations relating to environmental matters, Taxes and any TP Claims (as defined in Section 5.1(c)(4) hereof)), (iv) any failure by Buyer, Shareholder or Sellers to comply with the bulk sales laws (including any tax bulk sales laws) of any jurisdiction, (v) any and all actions, suits, proceedings, claims, demands and assessments relating to the Business, the Purchased Assets, Shareholder or any Seller that relate to actions or events on or prior to the Closing Date and (vi) any and all actions, suits, proceedings, claims, demands, assessments and judgments incidental to the foregoing or the enforcement of such indemnification.

          In addition to the foregoing provisions of this Section 8.4(b) and without limiting the generality of such provisions, each of Shareholder and Sellers, jointly and severally, agrees to fully indemnify and hold harmless Buyer, its shareholders, subsidiaries, officers, directors and other affiliates against and in respect of and, on demand, will reimburse Buyer, its shareholders, subsidiaries, officers, directors and other affiliates for: (a) any and all liability whatsoever, and however imposed (including any claim asserted against or deficiency assessed against or collected from or paid by Buyer, Shareholder or any Seller or any affiliates thereof), in respect of any Taxes of Sellers (or any predecessors of Sellers) or Shareholder for any and all periods through the period ending on the Closing Date, without regard to whether or not the existence of such liability would constitute a breach of a representation or warranty made by Shareholder and Sellers hereunder, and (b) any and all liabilities of Shareholder or Sellers existing on, or arising under or relating to activities or transactions of Shareholder or Sellers other than the Assumed Liabilities.

               (c) Buyer hereby agrees to indemnify and hold Shareholder and Sellers, their respective shareholders and their respective officers, directors and other affiliates harmless from and against any and all claims, liabilities, losses, damages or injuries, together with costs and expenses, including reasonable legal fees, arising out of or resulting from
(i) any incorrectness in the representations and warranties made by Buyer in this Agreement or the Management Agreement, (ii) any breach in any material respect by Buyer, unless waived, of any covenant or agreement of Buyer contained in this Agreement or the Management Agreement and any claim by a third party that is found by a court of competent jurisdiction to have resulted from the negligence or improper conduct of Buyer under the Management Agreement, (iii) the business conducted by Buyer at the Sites, or otherwise in connection with the Purchased Assets after the Closing Date, other than matters for which Shareholder and Sellers have agreed to indemnify and hold harmless Buyer and its shareholders, subsidiaries, officers, directors and other affiliates under Section 8.4(b) and (iv) any and all actions, suits, proceedings, claims, demands, assessments and judgements incidental to the foregoing or the enforcement of such indemnification.

               (d) Each party shall retain its own counsel and defend itself, subject to being reimbursed by the Indemnifying Party (as defined below) for reasonable attorneys' fees and expenses pursuant to this Section
8.4. Promptly after the receipt by any party hereto of notice of any claim, action, suit or proceeding of any third party which is subject to indemnification hereunder, such party (the "Indemnified Party") shall give written notice of such claim to the party obligated to provide indemnification hereunder (the "Indemnifying Party") as promptly as practicable after receipt of notice thereof, stating the nature and basis of such claim and the amount thereof, to the extent known; provided, however, that failure to give such notice shall not affect the right to indemnity hereunder except to the extent that the Indemnifying Party is actually prejudiced by such failure. The Indemnifying Party shall be entitled to participate in the defense or settlement of such matter and the parties agree to cooperate in any such defense or settlement and to give each other full access to all information relevant thereto. The Indemnifying Party shall not be obligated to indemnify the Indemnified Party hereunder for any settlement entered into without the Indemnifying Party's prior written consent, which consent shall not be unreasonably withheld. If the Indemnified Party does not assume the defense of any such claim or litigation contemplated hereby, the Indemnifying Party may defend against such claim or litigation in such manner as it may deem appropriate, including settling such claim or litigation, after giving reasonable notice of the same to the Indemnified Party (which reasonable notice shall not be less than 5 business days) on such terms as the Indemnifying Party may reasonably deem appropriate; provided, however, that the Indemnifying Party may not settle any such claim or litigation other than by payment of damages without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld. With respect to any issue involved in any such claim, as to which the Indemnifying Party shall have acknowledged in writing the obligation to indemnify the Indemnified Party hereunder, the Indemnifying Party shall have the sole right to defend, settle or otherwise dispose of such claim, on such terms as the Indemnifying Party, in its sole discretion, shall deem appropriate; provided that such terms do not result in any expense to the Indemnified Party or impair Buyer's right to use the Purchased Assets or operate the Business.

               (e) Remedies. Nothing herein shall preclude the assertion by Buyer, Sellers or Shareholder, as applicable, of any rights or remedies available to them at law or equity (including, but not limited to, any right of set-off) in respect of the foregoing agreements of indemnity. The aggregate liability of Shareholder and Sellers to indemnify Buyer and its shareholders, subsidiaries, officers, directors and other affiliates under
Section 8.4(b) of this Agreement and Section 8.4(b) of the Basic Purchase Agreement shall not exceed $9,500,000; provided, however, that the foregoing dollar limitation shall be inappli-cable to: (1) obligations of Shareholder and Sellers arising under clause (iv) of Section 8.4(b) of this Agreement and of Section 8.4(b) of the Basic Purchase Agreement and, as applicable to such clause, clause (vi) of said Sections; (2) obligations of Shareholder and Sellers arising under Sections 4.2(b) and 4.2(c) of this Agreement and of the Basic Purchase Agreement; (3) obligations of Shareholder and Sellers arising under clauses (i) and (ii) of, and the second paragraph of, Section 8.4(b) of this Agreement and of the Basic Purchase Agreement to the extent such clauses and/or paragraph relate to inaccurate representations and warranties, breaches of covenants and agreements or obligations relating to Taxes or breaches of covenants or agreements contained in the Management Agreement or indemnifiable claims by third parties that have been found by a court of competent jurisdiction to have resulted from the negligence or improper conduct of Shareholder under the Management Agreement and, as applicable to such clauses and paragraph, clause (vi) of said Section 8.4(b); (4) obligations of Shareholder and Sellers arising under paragraph (f) of this Section 8.4; (5) liabilities (other than Assumed Liabilities) arising under contracts and agreements entered into by any Seller Parties and relating to the period of time prior to the Closing Date and any other liabilities, including TP Claims, actually known to a Seller Party and relating to the period of time prior to the Closing Date and, as applicable to such liabilities, clause (vi) of
Section 8.4(b) of this Agreement and of the Basic Purchase Agreement; and
(6) liabilities relating to the period of time prior to the Closing Date to which Buyer may be subjected by virtue of application of the doctrine generally known as the "fraudulent conveyance doctrine" and, as applicable to such liabilities, clause (vi) of Section 8.4(b) of this Agreement and the Basic Purchase Agreement; and no amounts paid or discharged by or on behalf of Shareholder or any Seller under any of such clauses or agreements shall be counted against the foregoing dollar limitation. The aggregate liability of Buyer to indemnify Shareholder and Sellers and their respective shareholders, officers, directors and other affiliates under
Section 8.4(c) of this Agreement and Section 8.4(c) of the Basic Purchase Agreement shall not exceed $8,500,000; provided, however, that the foregoing dollar limitation shall be inapplicable to: (1) the obligations of Buyer under clause (iii) of Section 8.4(c) of this Agreement and Section 8.4(c) of the Basic Purchase Agreement (including without limitation, any taxes attributable exclusively to the operations of the Business after the Closing Date) and, as applicable to such clause, clause (iv) of said Section; (2) the obligations of Buyer attributable to breaches of covenants and agreements contained in the Management Agreement or indemnifiable claims by third parties that have been found by a court of competent jurisdiction to have resulted from the negligence or improper conduct of Buyer under the Management Agreement and, as applicable to such obligations, clause (iv) of Section 8.4(c); and (3) the payment obligation of Buyer arising under Section 4.2(c) of this Agreement and of the Basic Purchase Agreement, and no amounts paid or discharged by or on behalf of Buyer under such clause or agreement shall be counted against the foregoing dollar limitation.

               (f) California Tax. For the period which (a) commences on the Closing Date and (b) ends on the close of the Buyer's first fiscal year beginning after the Closing Date and without limiting the obligations of Shareholder and Sellers elsewhere herein, Shareholder and Sellers, jointly and severally, hereby agree to indemnify and hold Buyer and its shareholders, subsidiaries, officers, directors and other affiliates harmless from and against the amount of California corporate income taxes which equals the difference between (i) the California corporate income taxes Buyer will be obligated to pay if Buyer is required to file a combined report as a unitary business for California corporate income tax purposes as a result of the operation of the Business by Buyer subsequent to the Closing Date and (ii) the California corporate income taxes Buyer would be required to pay if Buyer filed on a separate company basis with respect to the operation of the Business by Buyer subsequent to the Closing Date. The indemnification required under this paragraph (f) shall be treated by Buyer and Sellers as a readjustment of the Purchase Price.

          The following example illustrates the application of this Section 8.4(f):

          Assume Buyer's overall operations generate $100 million of taxable income and its operation of the Business generates $1 million of taxable income. California's corporate income tax rate is 9.3%. If Buyer filed a separate company return which reflected only its operation of the Business, Buyer would pay $93,000 in California corporate income taxes. Assuming Buyer's apportionment factor for California purposes is 5%, if Buyer is required to file a combined return as a unitary business, Buyer would pay $465,000 in California corporate income taxes. Pursuant to this Section, Shareholder and Sellers would be required to pay Buyer $372,000 which equals the difference between the taxes due if Buyer is required to file on a unitary basis ($465,000) and the taxes due if Buyer filed on a separate company basis ($93,000).

          Section 8.5. Allocations of Purchase Price. Buyer, Shareholder and Sellers agree, for tax and accounting purposes, to allocate the Purchase Price as provided on Exhibit 8.5. Following the Closing, Buyer shall provide to Shareholder a copy of Buyer's IRS Form 8594 and any required exhibits thereto. Such allocation shall be consistent with the allocation set forth in Exhibit 8.5 hereto, which allocation is based on the determination of Buyer and Seller Parties of the fair market value of each Purchased Asset at Closing. Shareholder, Sellers and Buyer each hereby covenants and agrees that it will not take, and will cause each of its subsidiaries not to take, a position on any foreign, federal, state or local tax return that is in any way inconsistent with the allocation made pursuant to this Section 8.5, as set forth in Exhibit 8.5 and such Form 8594, unless advised by counsel that it may not take such position without violating applicable law or without incurring penalties.

          Section 8.6. Inventory Procedures. Prior to the first business day following the Closing Date, Shareholder shall physically segregate all inventory (including "demo trial inventory," as such phrase is defined in the definition of the term "Furnishings" contained in Appendix A hereto) at the Branches into the following categories: (i) items that are new, factory sealed, on current vendor parts list; (ii) items for which a customer order has been received; (iii) items that can be expected to fulfill large account orders within 30 days of the Closing Date; (iv) demo trial items relating to the "Solution and Training Center"; (v) demo trial items in addition to those in clause (iv); and (vi) all other items.
Notwithstanding the counting, selection and valuation procedures set forth below, all demo trial inventory included in the definition of the term "Furnishings" shall be the property of Buyer, and Buyer shall not have any obligation to pay Seller Parties any amounts for such inventory pursuant to this Section 8.6 because Buyer shall be deemed to have already paid for such inventory through its payment on the Closing Date. On the first business day following the Closing Date, Shareholder and Sellers shall conduct a physical inventory of the inventory, as previously segregated by Shareholder, and Buyer's representatives shall participate in making the visual inspection of such inventory. Shareholder shall count the inventory in the order specified by Buyer and will keep Buyer informed of the Gross Value of the items counted in the course of the physical inventory and will keep Buyer informed of the cumulative Gross Value of inventory selected by Buyer as constituting Purchased Inventory. Buyer shall retain full right to substitute inventory that shall constitute Purchased Inventory until the physical inventory and procedures identified in this section 8.6 have been completed. Shareholder will provide Buyer with such assistance as Buyer may request in the course of the physical inventory, including a Lotus or similar spread sheet and computer hardware to assist Buyer in keeping track of the inventory it has selected and the estimated Gross Value thereof and as otherwise provided in Exhibit 8.6 hereto. In no event shall Buyer be obligated to select any items of inventory that do not fall within the definition of Inventory set forth in Appendix A hereto. Once Buyer has selected inventory (other than demo trial inventory, which, as indicated above, will be deemed to have been separately acquired by Buyer on the Closing Date) having, in Buyer's reasonable opinion, an aggregate Gross Value of at least $1,200,000, it shall so indicate to Shareholder and Shareholder will, on such first business day following the Closing Date, segregate and mark all inventory from the Sites which does not constitute Purchased Inventory or demo trial inventory (hereafter "Retained Inventory") and remove such segregated Retained Inventory, under Buyer's supervision, from the Sites on or prior to the close of the fourth business day following the Closing Date. Until the physical removal of the Retained Inventory from the Sites has been completed, Shareholder will, at its expense, retain a guard to monitor each Site to ensure that Purchased Inventory, the demo trial inventory and Retained Inventory are not commingled and that Retained Inventory is not used to fulfill orders of customers arising after the Closing Date. At such time as all of the foregoing procedures have been completed (other than physical removal of the Retained Inventory from the Sites), consistent with Exhibit 8.6, Buyer will pay to Shareholder the Gross Value of the Purchased Inventory (up to $1,200,000); provided that if the Gross Value of the Purchased Inventory is less than $1,200,000, Buyer shall pay Shareholder such lesser sum in full consideration of the Purchased Inventory. In no event will Buyer be required to make payment on account of Purchased Inventory pursuant to this
Section 8.6 until it has received written advice from all secured creditors who have a security interest in such inventory that such security interest will be released and terminated upon or currently with such payment. In recognition of the compressed time for conducting the foregoing procedures and the fact that Shareholder does not carry inventory on its books at Gross Value, Shareholder agrees that the foregoing procedures shall not prevent Buyer from thereafter questioning the determination of Gross Value as it applies to one or more items of Inventory, and receiving appropriate reimbursement if the Gross Value for any such item has been overstated. During the reconciliation, Shareholder will provide Buyer supporting data on FIFO inventory layers and sourcing as required to validate the valuation of Purchased Inventory. Shareholder and Buyer expect that such inventory reconciliation will be completed within 30 days following Closing and Shareholder will provide Buyer all information requested by Buyer to assist it in completing the reconciliation with Shareholder. Additional details governing the handling of the matters covered by this Section 8.6 are contained in Exhibit 8.6 hereto. In addition, during such 30-day period following the Closing, Buyer shall have the right to independently assess the fair market value of the Furnishings, including the demo trial inventory, and if Buyer believes, in the exercise of its reasonable discretion, that the fair market value of the Furnishings is less than $2,700,000 (computed on a cumulative basis with the fair market value of the Furnishings purchased pursuant to the Basic Purchase Agreement) Buyer may so advise Shareholder, and Shareholder shall, within five business days of its receipt of such advice, pay Buyer the amount of such shortfall, together with accrued interest thereon at the prime rate from the Closing Date.

                                ARTICLE IX

                               Miscellaneous
                               -------------
          Section 9.1. Expenses. Each of the several parties hereto shall bear the fees and expenses relating to its compliance with the various provisions of this Agreement and its covenants to be performed hereunder, and each of such parties shall pay all expenses (including legal fees and expenses) incurred by it in connection with this Agreement and the transactions contemplated hereby; provided, however, if the Closing does not occur and the transactions contemplated hereby are not consummated on account of a breach by one of the parties hereto of its obligations hereunder, then the non-defaulting party shall be entitled to recover its fees and expenses relating to the transactions contemplated hereby in addition to such other damages, fees and expenses as it may be entitled to under law.

          Section 9.2.  Termination.  If the Closing pursuant to Section
4.1 shall not have occurred on or prior to March 31, 1995, this Agreement and all obligations of Shareholder, Sellers and Buyer hereunder, except obligations under Sections 8.3(b) and 9.1, shall terminate at 11:59 p.m. New York time on such date, unless extended by mutual agreement of the parties.

          Section 9.3. Benefit; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and not to any other person. This Agreement shall not be assigned by Sellers or any Shareholder, but may be assigned, in whole or in part, without recourse, by Buyer to one or more affiliated or unaffiliated third parties. Accordingly, nothing contained herein shall restrict the ability of Buyer to cause one or more subsidiaries to acquire the Purchased Assets. Upon an assignment of this Agreement to a third party, all references herein to "Buyer" shall be deemed to be references to such third party, and the "notice" provision in
Section 9.6 hereof shall be modified accordingly.

          Section 9.4. Governing Law; Bulk Sales Laws. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Ohio. The parties hereto hereby waive compliance with the provisions of any applicable bulk sales laws, including Article 6 of the Uniform Commercial Code, as enacted in each state and applied to Purchased Assets located in each such state.

          Section 9.5. Breach; Failure of Condition. If either party shall believe at any time prior to the Closing Date that any other party has breached any representation, warranty, covenant or agreement contained in this Agreement, or that any condition to the Closing is not reasonably likely to be satisfied, such party shall promptly so inform such other party specifying the breach or condition concerned, and such other party shall have a reasonable opportunity to correct such breach or cause such condition to be satisfied, but failure to so notify shall not release the other party from its obligations hereunder.

          Section 9.6. Notices. Except as otherwise specifically provided in this Agreement, all notices and other communications hereunder shall be in writing and deemed to have been duly given when delivered by hand, when mailed by registered or certified mail, postage prepaid, return receipt requested, when given by prepaid courier delivery services such as Federal Express, DHL or other similar services on the day following the date that such notice is delivered to such courier, or when given by facsimile transmission upon receipt by sender of confirmed answer-back, as follows:

               (a)  if to Buyer, at

                    Intelligent Electronics, Inc.
                    411 Eagleview Boulevard
                    Exton, Pennsylvania  19341
                    Attention:  Richard D. Sanford

                    with copies to:

                    Intelligent Electronics, Inc.
                    411 Eagleview Boulevard
                    Exton, Pennsylvania 19341
                    Attention:  Legal Department

                              and

                    Pepper, Hamilton & Scheetz
                    3000 Two Logan Square
                    Eighteen and Arch Streets
                    Philadelphia, PA  19103-2799
                    Attention:  Barry M. Abelson

               (b)  if to Shareholder or Sellers, at

                    The Future Now
                    8044 Montgomery Road, Suite 601
                    Cincinnati, Ohio  45236
                    Attention:  Terry L. Theye

                    with a copy to:

                    The Future Now
                    8044 Montgomery Road, Suite 601
                    Cincinnati, Ohio  45236
                    Attention:  Norma Skoog

or at such other address as either such party shall request in writing.

          Section 9.7. Materiality; Exhibits. Whenever any action, representation or warranty contained herein is qualified by a "materiality" standard applicable to the Businesses or the Sites as a whole, such Businesses and Sites shall, for purposes of such materiality standard, be considered collectively with the Businesses and Sites covered by the Basic Purchase Agreement. The parties hereto specifically agree that any representations and warranties contained herein which are not qualified by knowledge or words of similar import shall not be deemed to be so qualified notwithstanding the appearance of any knowledge qualification contained in any of the Exhibits hereto. To the extent any Exhibit hereto covers or relates to Branches (as defined herein) and Branches (as defined in the Basic Purchase Agreement), such Exhibit shall, for purposes of this Agreement, be construed to apply only to Branches (as defined herein).

          Section 9.8. Headings. The headings of the articles, sections and paragraphs contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify the meanings of such articles, sections and paragraphs.

          Section 9.9. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. This Agreement shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties.

          Section 9.10. Entire Agreement. This Agreement, including the Exhibits hereto and the documents referred to herein, contains all the terms agreed upon by the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, arrangements or understandings between such parties as to the subject matter hereof.

          Section 9.11. Waiver; Amendment; Modification. The parties may, by written agreement, (a) extend the time for the performance of any of the obligations or other acts of the parties hereto or (b) waive any inaccuracies or breaches in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement. This Agreement may be amended or modified only by a written agreement executed by the parties hereto or by their successors and assigns.

          Section 9.12. Severability. To the extent that any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect. In furtherance and not in limitation of the foregoing, if the duration or geographic extent of, or business activity covered by, any provision of this Agreement shall be in excess of that which is enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which may be validly and enforceably covered.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

                              INTELLIGENT ELECTRONICS, INC.


                              By:  /s/ Gregory A. Pratt
                                   ----------------------------------------
                                   Name:  Gregory A. Pratt
                                   Title: President

                              THE FUTURE NOW, INC.


                              By:  /s/ Lewis Miller
                                   ----------------------------------------
                                   Name:  Lewis Miller
                                   Title: President

                              PREMIUM COMPUTER CORPORATE CENTER


                              By:  /s/ Timothy M. Mooney
                                   ----------------------------------------
                                   Name:  Timothy M. Mooney
                                   Title: Vice President and Treasurer

                              ENTRE COMPUTER CENTER OF NEW YORK, INC.


                              By:  /s/ Timothy M. Mooney
                                   ----------------------------------------
                                   Name:  Timothy M. Mooney
                                   Title: Vice President and Treasurer

                              THE FUTURE NOW OF MASSACHUSETTS, INC.


                              By:  /s/ Timothy M. Mooney
                                   ----------------------------------------
                                   Name:  Timothy M. Mooney
                                   Title: Vice President and Treasurer

                              ENTRE COMPUTER CENTERS OF VIRGINIA, INC.


                              By:  /s/ Timothy M. Mooney
                                   ----------------------------------------
                                   Name:  Timothy M. Mooney
                                   Title: Vice President and Treasurer

                                                             APPENDIX A

                                  DEFINITIONS
                                  -----------
          The following terms shall have the following meanings for all purposes of this Agreement and such meanings are equally applicable both to the singular and plural forms of the terms defined.

          "Affiliates" shall have the meaning provided in Section 5.1(g).

          "Asset Price" shall mean $10,225,000 subject to downward adjustment as and to the extent provided in Sections 6.1(m) and 8.6.

          "Assigned Agreements" shall mean each Lease of a Site and each other agreement in effect as of the Closing Date with each customer, client or other similar entity to whom products or services are provided in connection with or related to the Business and each agreement in effect as of the Closing Date pursuant to which products or services are provided to Shareholder or any Seller at the Sites. In no event shall an invoice for product or services provided to the Business be considered an Assigned Agreement.

          "Assumed Liabilities" shall be limited to the claims, liabilities and obligations of Sellers with respect to the Assigned Agreements becoming due in accordance with their terms after the Closing on account of services rendered or products provided to the Business after the Closing.

          "Assumption Agreement" shall mean an agreement substantially in the form of Exhibit A-1.

          "Basic Purchase Agreement" shall mean the Asset Purchase Agreement of even date herewith among the parties hereto.

          "Borrowing Arrangements" shall mean:

          (i) The Secured Credit Agreement, dated as of September 9, 1993 among Shareholder, Sellers, Monterey-Waldec, Inc., The Future Now, Inc. of Texas, The Future Now, Inc. of Arkansas, The Future Now, Inc. of Delaware, FKA Basicomputer Corporation, Integrators of Enterprise Solutions, Inc., Integrators of Network Computing, Inc., PNC Bank, Ohio, National Association (as agent), The First National Bank of Chicago (as co-agent) and the banks named therein (as lenders), as amended pursuant to Amendment No. 1 to Credit Agreement, Amendment No. 2 to Credit Agreement, Amendment No. 3 to Credit Agreement, Amendment No. 4 to Credit Agreement, Amendment No. 5 to Credit Agreement, Amendment No 6 to Credit Agreement and Amendment No. 7 to Credit Agreement, having effective dates of January 19, 1994, March 8, 1994, July 8, 1994,
          September 30, 1994, October 11, 1994, October 21, 1994 and November 1, 1994, respectively;

          (ii) The borrowing arrangement between one or more
          Seller Parties and each of IBM Credit Corp. and ITT
          Commercial Finance.

          "Branch" shall mean any one of the two branches comprising all the Businesses conducted at the Sites and consisting specifically of the Irvine branch (which consists of the Site in Irvine, California) and the San Francisco branch (which consists of the Site in San Francisco, California).

          "Business" shall mean each business conducted by Shareholder and/ or a Seller at a Site prior to the Closing Date and all the businesses conducted by Shareholder and Sellers at the Sites prior to the Closing Date.

          "Business Agreement" shall mean each Lease of a Site and each other agreement in effect as of the date hereof with each customer, client or similar entity to whom products or services are provided in connection with or related to the Business and each agreement in effect as of the date hereof pursuant to which products or services are provided to Shareholder or any Seller at the Sites. In no event shall an invoice for product or services provided to the Business be considered a Business Agreement.

          "Business Area" shall mean, collectively, the following Primary Metropolitan Statistical Areas: (i) Los Angeles and Orange County, California and (ii) San Francisco-Oakland, California.

          "Closing" shall have the meaning specified in Section 4.1.

          "Closing Date" shall have the meaning specified in Section 4.1.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Customer Data" shall mean (a) lists of customers of all the Sites and (b) all other records regarding such customers.

          "Encumbrance" shall mean any mortgage, claim, lien, pledge, option, charge, security interest or other similar interest.

          "Environmental Laws" shall have the meaning provided in Section 5.1(i)(i) of the Agreement.

          "EPA" shall have the meaning provided in Section 5.1(i)(ii).

          "Furnishings" shall mean the commercial vehicles, fixtures, equipment (including computer equipment used in the operation of the Business), leasehold improvements, security systems, telephone systems, office supplies, display stands, furniture and similar furnishings located at the Sites or at holding areas for the Sites. Furnishings shall also mean and include all "demo trial inventory," including such inventory at Solution and Training Centers of the Branches, on desk tops at the Branches and at customer sites.

          "Gross Value" shall mean, with respect to each individual item of inventory, and for purposes of the inventory procedures being performed pursuant to Section 8.6 hereof on the first business day following the Closing Date: (i) with respect to items which were purchased from Buyer, the current price of the product if purchased from Buyer on the Closing Date less any vendor benefits which would be derived from that inventory and (ii) with respect to items which were not purchased from Buyer, the current price of the product if purchased from the supplier thereof on the Closing Date less any vendor benefits which would be derived from that inventory.

          "Hazardous Substances" shall have the meaning provided in Section 5.1(i)(ii) of the Agreement.

          "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

          "Indemnified Party" shall have the meaning provided in Section 8.4(d) of the Agreement.

          "Indemnifying Party" shall have the meaning provided in Section 8.4(d) of the Agreement.

          "Intellectual Properties" shall mean all patents of any description and pending applications therefor, all registrations of trademarks and of other marks, all registrations of trade names, assumed names, service marks, logos, labels or other trade rights, all pending applications for any such registrations, all copyright registrations and pending applications therefor, all other copyrights, trademarks and other marks, trade names, assumed names, service marks, logos, jingles, program rights, non-governmental licenses, computer programs and slogans, and all other inventions and designs, whether or not patentable, all to the extent that the foregoing items are owned in whole or in part by Shareholder or any Seller and used in the Business as of the date of this Agreement.

          "Interests" shall have the meaning provided in Section 8.2(a).

          "Inventory" shall mean products held for sale in the ordinary course of business in Sellers' inventory located at the Sites. Inventory shall be new, unused, undamaged, and unopened product in the original boxes and treated by the manufacturer thereof as its current product at the manufacturers' current pricing levels. Inventory at any time shall be determined on the basis of the Inventory physically located at the Sites at such time and not on the basis of accounting records. Inventory shall not include property, products, fixtures and equipment used in the day-to-day operation of the Business or any of the Other Property.

          "IRS" shall mean the Internal Revenue Service.

          "Leases" shall mean the leases described in Exhibit 5.1(c)(1), as in effect on the date of execution of this Agreement, pursuant to which Seller Parties, as lessee, lease the Sites.

          "Management Agreement" shall mean an agreement substantially in the form of Exhibit A-2 with any changes thereto to be mutually agreeable to Buyer and Shareholder.

          "Other Property" shall mean the Customer Data and Furnishings used in the Business.

          "Purchase Price" shall mean the amount required to be paid by Buyer to Sellers as provided in Section 3.1.

          "Purchased Assets" shall mean the assets and rights to be sold, conveyed, assigned, delivered and transferred to Buyer on the Closing Date pursuant to Section 2.1.

          "Purchased Inventory" shall mean that Inventory (or, at Buyer's sole option, inventory that does not qualify as Inventory) selected by Buyer at the inventory conducted pursuant to Section 8.6, having an aggregate Gross Value up to $1,200,000.

          "Qualified Documents" shall mean all documents comprising or pertaining to Purchased Assets, including financial and operating records, manuals, certificates of occupancy, surveys and construction drawings.

          "Receivables" shall mean all of Sellers' and Shareholder's outstanding accounts receivable arising from the lease or sale of goods or for services of the Business, but shall not include receivables relating to contra-payable balances in the payable accounts of Sellers and Shareholder and receivables attributable to manufacturers' and other vendors' reimbursement policies.

          "Returns" shall have the meaning provided in Section 5.1(g).

          "SARA" shall have the meaning provided in Section 5.1(i)(i).

          "Sites" shall mean the leased locations in Colton, California and San Francisco, California and more specifically identified in
Exhibit 5.1(c)(5).

          "Subsidiary" shall mean, with respect to any entity or person, any corporation, association, joint venture, partnership or other business entity (whether now existing or hereafter organized) of which at least a majority of the voting stock or other ownership interests having ordinary voting power for the election of directors (or the equivalent) is, at the time as of which any determination is being made, owned or controlled by such entity or person or one or more subsidiaries of such entity or person or by such entity or person and one or more subsidiaries of such entity or person.

          "Survival Period" shall have the meaning provided in Section
8.4(a).

          "Tax" or "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including without limitation all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, property or other taxes, customs, duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) upon Shareholder (with respect to the Sites) or any Seller or any subsidiary of either.

                                                                Exhibit A-1

          THIS ASSIGNMENT AND ASSUMPTION AGREEMENT dated as of ____________, 1994 by and among INTELLIGENT ELECTRONICS, INC., a Pennsylvania corporation ("Buyer"), THE FUTURE NOW, INC., an Ohio corporation ("Shareholder"), PREMIUM COMPUTER CORPORATE CENTER, a California corporation ("Premium"), ENTRE COMPUTER CENTERS OF NEW YORK, INC., a New York corporation ("ENTRE New York"), THE FUTURE NOW OF MASSACHUSETTS, INC., a Massachusetts corporation ("FNM"), and ENTRE COMPUTER CENTERS OF VIRGINIA, INC., a Virginia corporation ("ENTRE Virginia, each referred to as "Seller" and collectively as "Sellers").

                           W I T N E S S E T H :

          WHEREAS, Buyer, Shareholder and Sellers have entered into that certain Asset Purchase Agreement dated December 30, 1994 (the "Purchase Agreement") providing among other things, for the sale by Sellers to Buyer of the Purchased Assets; and

          WHEREAS, Shareholder and Sellers are entering into this Assignment and Assumption Agreement for the purpose of assigning and transferring to Buyer all of their respective rights, liabilities and obligations to be transferred by it pursuant to the Purchase Agreement; and

          WHEREAS, Buyer is executing and delivering this Assignment and Assumption Agreement for the purpose of assuming Seller's liabilities and obligations to be assumed by Buyer pursuant to the Purchase Agreement;

          NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and agreements contained herein and in the Purchase Agreement, the parties hereto, intending to be legally bound, agree as follows:

          Section 1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Purchase Agreement.

          Section 2. Assignment. Each of Shareholder and Sellers, for good and valuable consideration, receipt of which is hereby acknowledged, hereby sells, assigns, conveys, transfers and delivers to Buyer all of its right, title and interest under and to the Purchased Assets.

          Section 3. Assumption. Buyer accepts such assignment, and hereby absolutely and irrevocably undertakes, assumes and agrees to perform, pay, satisfy or discharge when due, and to be solely responsible for, all Assumed Liabilities from and after the Closing Date.

          Section 4. Binding Agreement; Amendments. This Assignment and Assumption Agreement shall be binding on each of Shareholder, Sellers and Buyer and their respective successors and assigns. This Assignment and Assumption Agreement may not be modified except by an instrument in writing which is signed by all parties hereto.

          Section 5. Governing Law. This Assignment and Assumption Agreement shall be construed and enforced in accordance with the laws of the State of Ohio.

          Section 6. Further Assurances. Shareholder and Sellers hereby covenant and agree that, from time to time at Buyer's request after the delivery of this Assignment and Assumption Agreement, and without further consideration, Shareholder and Sellers will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all and any such further acts, conveyances, transfers, assignments, powers of attorney, instruments and assurances as may be reasonably required to more effectively grant, convey, assign, transfer and set over to and vest in Buyer any and all of the assets referred to above.

          Section 7. Other Agreements Prevail. Each of Shareholder, Sellers and Buyer hereby acknowledges and agrees that neither the representations, warranties and covenants nor the rights or remedies of any party under the Purchase Agreement shall be deemed to be enlarged, modified or altered in any way by this Assignment and Assumption Agreement. In the event of a conflict between the terms of this Assignment and Assumption Agreement and the terms of the Purchase Agreement, the terms of the Purchase Agreement shall prevail.

          Section 8. Counterparts. This Agreement may be executed in any number of counterparts all of which together shall constitute a single instrument. It shall not be necessary that any counterpart be signed by all parties hereto so long as each party shall sign at least one counterpart.

          IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be duly executed as of the date and year first above written.

                                   INTELLIGENT ELECTRONICS, INC.


                                   By:___________________________________
                                      Name:
                                      Title:

                                   THE FUTURE NOW, INC.


                                   By:___________________________________
                                      Name:
                                      Title:  President

                                   PREMIUM COMPUTER CORPORATE CENTER


                                   By:____________________________________
                                      Name:
                                      Title:  Vice President and Treasurer

                                   ENTRE COMPUTER CENTER OF NEW YORK, INC.


                                   By:____________________________________
                                      Name:
                                      Title:  Vice President and Treasurer

                                   THE FUTURE NOW OF MASSACHUSETTS, INC.


                                   By:_____________________________________
                                      Name:
                                      Title:  Vice President and Treasurer

                                   ENTRE COMPUTER CENTERS OF VIRGINIA, INC.


                                   By:_____________________________________
                                      Name:
                                      Title:  Vice President and Treasurer

                                                            Exhibit A-3

         Non-Competition; Non-Solicitation; Certain Other Matters.
         --------------------------------------------------------
                    (1) From and after the Closing Date to and including the first anniversary of the Closing Date: (i) neither Shareholder, any Seller nor any Affiliate or subsidiary of Shareholder or any Seller will directly or indirectly engage in any capacity in a business that is substantially similar to the Business in the Business Area or (ii) take any action or omit to take any action which can reasonably be expected to divert any business from any Site. In addition, at all times after the Closing Date, neither Shareholder, any Seller nor any Affiliate or subsidiary of Shareholder or any Seller will conduct business within the Business Area under any trade names or trademarks currently or previously used by any of them in the Business Area, but Buyer will have the right to operate each Site under the trade names currently used by Seller Parties in the operation of such Sites.

                   (2) Subject to clause (3) below, all employees of Shareholder and Sellers as of the Closing Date will remain employees of Shareholder and Sellers as of the Closing Date, and for so long as such employees remain employed by Shareholder or any Seller, Shareholder and Sellers will remain solely responsible for compliance with, and will comply with, all federal, state and local employment laws applicable to the employment of such employees. Nothing in this Agreement, or in any other agreement between the parties, shall be deemed to require Buyer to offer employment to any or all of the employees of Shareholder or Sellers. Sellers and Shareholder shall be solely responsible to provide any notices of layoff, termination or plant closing under any applicable federal, state or local law, regulation or ordinance including but not limited to the Worker Adjustment and Retraining Notification Act.

                  (3) Provided Buyer has in good faith indicated in writing to Shareholder that it intends to offer employment to at least a majority of the employees of the Business (which expression of interest shall not be binding and shall be subject to review by Buyer of the information specified below), upon the request of Buyer, Shareholder shall promptly:

                         (a)  provide Buyer with a listing of the name,
location, title, date of employment, salary, and bonuses of each then current employee of Shareholder or a Seller and use its best efforts to assist Buyer in hiring each such employee and, at the Closing, release each such employee from any non-competition agreement executed by such employee to the extent such agreement would, by its terms, restrict such employee's ability to work for Buyer;

                         (b)  provide Buyer with copies of all employment
agreements, safety and health training policies and records, and collective bargaining agreements covering any of such employees;

                         (c)  disclose any pending or threatened charges,
complaints, investigations, litigation, grievances which are reasonably likely to have, either individually or in the aggregate, a material adverse effect on the conduct of the operations of the Business, or disputes involving any such employees or former employees at the location, or involving any employee benefit plans covering such employees or former employees;

                         (d)  disclose any labor disputes, including but
not limited to any union demands or efforts to gain recognition as the bargaining representative of employees of Shareholder and Sellers at any Site, any repeated or continued picketing at any Site, and any repeated or continuing handbilling or other form of concerted labor activity directed to Shareholder or any Seller or their employees at any Site;

                         (e)  as and when requested by Buyer, release each
such employee from any confidentiality and non-competition agreement between such employee and any Seller Parties or, at Buyer's option, assign such agreements to Buyer;

                         (f)  disclose whether Shareholder or any Seller or
any ERISA Affiliate has suffered a "plant closing" or "mass layoff" within the meaning of the Worker Adjustment and Retraining Notification Act;

                         (g)  disclose any failure to comply in all
material respects with any law, rule, or regulation relating to the employment of such employees, including those relating to wages, hours, terms and conditions of employment, collective bargaining, and the payment of social security and unemployment taxes and the forwarding of income taxes withheld from employees;

                         (h)  provide Buyer with copies of plan documents,
plan descriptions and employee communications, with respect to all employee benefit plans covering any such employees during the twelve-month period prior to such offer of employment.

                         (i)  disclose whether any current or former
employee is absent on a military leave of absence and eligible for rehire under the terms of the Uniformed Services Employment and Reemployment Rights Act of 1994 and whether any current or former employee is absent on a period of disability or other leave of absence for any other reason, which would, in any case, allow such employee either to obtain restoration of any employee benefit plan contributions or accruals or be reinstated as an employee;
                         (j)  disclose such other employment-related
information as Buyer may reasonably request, subject to Shareholder's consent, which shall not be unreasonably withheld; and

                         (k)  until the first anniversary of the Closing
Date, refrain from offering employment to any person to whom Buyer or an affiliate of Buyer offers employment unless (a) such employee's employment with Buyer or an affiliate of Buyer terminates or (b) Buyer consents to such offer.

          For purposes of this Section, the term "employee benefit plan" means any plan, program or arrangement providing nonqualified or qualified deferred compensation, pension, profit sharing, stock option, stock purchase, group insurance, accident, sickness, medical, dental, disability, vacation pay, severance pay, incentive compensation, consulting agreements, bonus or other employee benefits or fringe benefits, whether or not such plans, programs and arrangements constitute "employee benefit plans" within the meaning of Section 3(3) of ERISA, and whether or not such plans, programs or arrangements are in the nature of formal or informal understandings. As used in this Section, the term "ERISA" means the Employment Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder or with respect thereto, and the term "ERISA Affiliate" means any individual, corporation, or trade or business that is a member of a controlled group of corporations or of a trade or business under common control with Seller, as defined in Section 414(b), (c), (m), or (o) of ERISA.